UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(RULE 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant ☒ Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material under § 240.14a-12

CARGURUS, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required

☐	Fee paid previously with preliminary materials

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

2025

Notice of Annual Meeting of Stockholders and Proxy Statement

Our Mission

Give people the power to reach their destination.

CarGurus

April 23, 2025

My Fellow Stockholders:

On behalf of the Board of Directors, I want to thank you for your investment in CarGurus and for the confidence you place in this Board to oversee your interests in our company. On behalf of the Board, I am pleased to invite you to attend the 2025 Annual Meeting of Stockholders of CarGurus, Inc. (the Annual Meeting), which will be held virtually on Wednesday, June 4, 2025, at 2:00 p.m. Eastern Time, conducted via live audio webcast at www.virtualshareholdermeeting.com/CARG2025.

Pursuant to the U.S. Securities and Exchange Commission rules that allow issuers to furnish proxy materials to stockholders over the internet, we are posting the proxy materials on the internet and delivering to our stockholders a Notice of Internet Availability of Proxy Materials. This delivery process will allow us to provide stockholders with the information they need quickly and efficiently, while lowering the costs of delivery and reducing the environmental impact of the Annual Meeting. On or about April 23, 2025, we will begin mailing to our stockholders a Notice of Internet Availability of Proxy Materials containing instructions on how to access or request a copy of our proxy statement for the Annual Meeting and our Annual Report on Form 10-K for the year ended December 31, 2024.

The Notice of Annual Meeting of Stockholders and the proxy statement contain details of the business to be conducted at the Annual Meeting.

Your vote is important. Whether or not you plan to attend the Annual Meeting, we hope you will vote as soon as possible. You may vote over the internet, by telephone, or by mailing a proxy card. Voting over the internet, by telephone, or by written proxy will ensure your representation at the Annual Meeting regardless of whether or not you attend. Please review the instructions in the proxy materials regarding each of these voting options.

Thank you for your ongoing support and investment in CarGurus.

Very truly yours,

Jason Trevisan

Chief Executive Officer and Director

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

WHEN

The 2025 Annual Meeting of Stockholders of CarGurus, Inc. (the Annual Meeting) will be held on Wednesday, June 4, 2025, at 2:00 p.m. Eastern Time. The Annual Meeting will be a virtual stockholder meeting, conducted via live audio webcast, through which you can submit questions and vote online, just as you could at an in-person meeting. The Annual Meeting can be accessed by visiting www.virtualshareholdermeeting.com/CARG2025 and entering your 16-digit control number (included in the Notice of Internet Availability of Proxy Materials mailed to you).

Wednesday, June 4, 2025 2:00 p.m. Eastern Time
ADMISSION	ITEMS Of BUSINESS
Via live audio webcast: www.virtualshareholder meeting.com/CARG2025	1

To elect two Class II directors nominated by the Board of Directors, each to serve for a three-year term expiring at the 2028 annual meeting of stockholders, or until their respective successors have been duly elected and qualified

	2	To ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the year ending December 31, 2025
	3	To conduct a non-binding advisory vote to approve the compensation of our named executive officers for 2024
	4	To conduct a non-binding advisory vote on the frequency of future advisory votes to approve the compensation of our named executive officers
WHO MAY VOTE	5	To transact such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof
Stockholders of record on our books at the close of business on April 10, 2025, the record date for the Annual Meeting	Your vote is important to us. Whether or not you plan to attend the Annual Meeting, we urge you to take the time to read our proxy materials and vote your shares.
HOW TO VOTE
	BY INTERNET www.proxyvote.com	BY TELEPHONE 1-800-690-6903	BY MAIL Mail your completed, dated, and signed proxy card	AT THE MEETING Attend the virtual meeting and vote online

By Order of the Board of Directors,

Javier Zamora

General Counsel and Corporate Secretary

CarGurus, Inc.

1001 Boylston Street, 16th Floor

Boston, Massachusetts 02115

April 23, 2025

Important Notice Regarding Internet Availability of Proxy Materials for the 2025 Annual Meeting of Stockholders to be Held on June 4, 2025: The proxy materials and our Annual Report on Form 10-K for the year ended December 31, 2024, are available at www.proxyvote.com. These documents are also available to any stockholder who wishes to receive a paper copy by visiting www.proxyvote.com, calling 1-800-579-1639, or sending an email to sendmaterial@proxyvote.com. Any requests for a paper copy of these documents should be received by May 21, 2025, in order to ensure timely delivery.

Special Note Regarding Forward-Looking Statements

This proxy statement contains forward-looking statements within the meaning of the federal securities laws, which statements involve substantial risks and uncertainties. Forward-looking statements generally relate to future events or our future financial or operating performance. In some cases, you can identify forward-looking statements because they contain words such as “aim,” “anticipates,” “believes,” “could,” “estimates,” “expects,” “goal,” “intends,” “may,” “might,” “plans,” “potential,” “predicts,” “projects,” “seeks,” “should,” “target,” “will,” “would,” or similar expressions and the negatives of those terms.

Forward-looking statements contained in this proxy statement include statements about the matters discussed regarding the expectation of performance under our compensation plans, our anticipated financial and operational performance, and the plans and objectives of management. You should not rely upon forward-looking statements as predictions of future events. The outcome of the events described in these forward-looking statements is subject to risks, uncertainties, and other factors described in the section titled “Risk Factors” and elsewhere in our Annual Report on Form 10-K for the year ended December 31, 2024 (Annual Report). Moreover, we operate in a very competitive and rapidly changing environment. New risks and uncertainties emerge from time to time, and it is not possible for us to predict all risks and uncertainties that could have an impact on the forward-looking statements contained in this proxy statement. Further, our forward-looking statements do not reflect the potential impact of any future acquisitions, mergers, dispositions, or joint ventures in which we may be involved or investments we may make. We cannot assure you that the results, events, and circumstances reflected in the forward-looking statements will be achieved or occur, and actual results, events, or circumstances could differ materially from those described in the forward-looking statements.

The forward-looking statements made in this proxy statement speak only to events as of the date on which the statements are made. We undertake no obligation to update any forward-looking statement made in this proxy statement to reflect events or circumstances after the date of this proxy statement or to reflect new information or the occurrence of unanticipated events, except as required by law.

Note Regarding Trademarks

CarGurus® and Autolist® are each a registered trademark of CarGurus, Inc., CarOffer® is a registered trademark of CarOffer, LLC, and PistonHeads® is a registered trademark of CarGurus Ireland Limited in the U.K. and the EU. All other product names, trademarks, and registered trademarks are property of their respective owners. We have omitted the ® and ™ designations, as applicable, for the trademarks used in this proxy statement.

Websites and Other Information

Website addresses referenced in this proxy statement are inactive textual references only, and the content on the referenced websites specifically does not constitute a part of this proxy statement and is not incorporated by reference herein.

As used in this proxy statement, the terms “CarGurus,” the “Company,” “we,” “us,” and “our” mean CarGurus, Inc. unless the context indicates otherwise.

Important Notice Regarding Availability of Proxy Materials

For the 2025 Annual Meeting of Stockholders on June 4, 2025

This proxy statement and the 2024 Annual Report to Stockholders are available for viewing, printing, and downloading at www.proxyvote.com.

A copy of our Annual Report on Form 10-K (including financial statements and schedules) for the year ended December 31, 2024, as filed with the U.S. Securities and Exchange Commission (SEC) except for exhibits, will be furnished without charge to any stockholder after written or verbal request to:

CarGurus, Inc.

Attn: Investor Relations

1001 Boylston Street, 16th Floor

Boston, Massachusetts 02115

Telephone: (617) 354-0068

This proxy statement and our Annual Report are also available on the SEC’s website, www.sec.gov.

Proxy Summary

This summary highlights important information you will find in this proxy statement. As it is only a summary, please review the complete proxy statement before you vote.

Who We Are

We are a multinational, online automotive platform for buying and selling vehicles that is building upon our industry-leading listings marketplace with both digital retail solutions and the CarOffer online wholesale platform, each powered by data-driven insights. The CarGurus platform gives consumers the confidence to purchase and/or sell a vehicle either online or in person, and it gives dealerships the power to accurately price, effectively market, instantly acquire, and quickly sell vehicles, all with a nationwide reach. We use proprietary technology, search algorithms, and data analytics to bring trust, transparency, and competitive pricing to the automotive shopping experience.

We operate the following marketplaces:

U.S., U.K., and Canada	U.S.	U.K.

CarOffer is a subsidiary of CarGurus and operates as an independent brand.

Autolist and PistonHeads operate as independent brands.

Key Performance Indicators and Financial Metrics

Global Average Monthly Unique Users(1) 38.4M	U.S. Average Monthly Unique Users(¹) 29.3M	Global Average Monthly Sessions(2) 93.8M	U.S. Average Monthly Sessions(2) 74.6M

Global Paying Dealers(3) 32,010	U.S. Paying Dealers(3) 24,692	Consolidated QARSD(4) $6,144	U.S. QARSD(4) $7,337

	Transactions(5) 34,395	2024 Revenue $894.4M

(1)
As of the three months ended December 31, 2024, represents monthly average for the fourth quarter of 2024. Please see Appendix A for a definition of Average Monthly Unique Users.
(2)
As of the three months ended December 31, 2024, represents monthly average for the fourth quarter of 2024. Please see Appendix A for a definition of Average Monthly Sessions.
(3)
As of December 31, 2024. Please see Appendix A for a definition of Paying Dealers.
(4)
Represents the quarterly average revenue per subscribing dealer (QARSD) for the three months ended December 31, 2024. Please see Appendix A for a definition of QARSD.
(5)
For the year ended December 31, 2024. Please see Appendix A for a definition of Transactions.

Proxy Summary

Meeting Details

Date and Time	Location	Who Can Vote
Wednesday, June 4, 2025 2:00 p.m. Eastern Time	www.virtualshareholder meeting.com/CARG2025	Stockholders of record on our books at the close of business on April 10, 2025, the record date for the Annual Meeting

Voting Matters and Recommendations

Proposals		Board’s Recommendation	Page Reference
1	Election of the two nominees named in this proxy statement as Class II directors	FOR EACH DIRECTOR NOMINEE	11
2	Ratification of the selection of Ernst & Young LLP as our independent registered public accounting firm	FOR	22
3	Advisory vote to approve the compensation of our named executive officers for 2024	FOR	25
4	Advisory vote on the frequency of future advisory votes to approve the compensation of our named executive officers	ONE YEAR	65

How to Vote

Vote Right Away Through Advance Voting Methods			Vote During the Annual Meeting
Vote by internet	Vote by telephone	Vote by mail

Go to www.proxyvote.com and enter the 16-digit control number provided with the proxy materials	Call (800) 690-6903 – you will need the 16-digit control number provided with the proxy materials	Complete, sign, and date the proxy card and mail it in the accompanying pre-addressed envelope	See “General Information About the Annual Meeting” for details on how to vote during the Annual Meeting

Proxy Summary

Culture, Values, and Standards

OUR CORE VALUES
WE ARE PIONEERING	WE ARE TRANSPARENT	WE ARE DATA-DRIVEN
WE MOVE QUICKLY	WE ARE COLLABORATIVE	WE HAVE INTEGRITY

Our company culture is rooted in a data-driven, innovative approach to the automotive market, fostering thought leadership, collaboration, and continuous improvement to serve our consumers, dealers, and partners. We are an equal opportunity employer and strive to build and nurture a culture where inclusiveness is a reflex, not an initiative.

We have five universal leadership capabilities that differentiate us from the market as part of our continued commitment to give employees the power to own their career development and impact and guide how we work and drive impact. They include:

CATALYST FOR IMPACT. We set high standards and take full ownership for our work. We are decisive, results-oriented, and have a bias for action.
COACH. We embody a growth mindset and foster an environment of learning, developing, and growing together.
COMMUNICATOR. We share our vision and bring people along. We communicate clearly and simply, using data and facts to inform and shape our priorities.
CHANGE LEADER. We challenge ourselves and others to innovate and experiment. We are comfortable with ambiguity and adapt quickly when priorities change, remaining focused on the big picture.
CARING COLLABORATOR. We create meaningful partnerships and a sense of belonging, setting foundations of trust, respect, inclusion, and empathy in how we work.

We continually invest in employee career growth and a wide range of development opportunities, including compliance training, mentoring, coaching, and hybrid learning formats.

Charitable Giving

One of our core values is integrity, which we endeavor to achieve by acting responsibly and considering the impact of our actions on one another, our partners, and the world around us. Our Drive Change program, which was launched in 2023 and built on our charitable giving program that was established in 2018, highlights our commitment to our core values and mission by supporting our local communities through both employee and dealer engagement.

Our Drive Change program allows our employees to submit nominations for grants to tax-exempt organizations, which are then reviewed by a committee of our employees and awarded to selected charities on a quarterly basis. During 2024 we awarded over $140,000 in grants to various charitable organizations. It also includes a volunteer program for employees, provides paid time off opportunities for volunteer work, and includes company matching campaigns for employee donations.

Proxy Summary

Additionally, within the broader community in which we operate, dealerships are known for their charitable giving and community service. As part of our Drive Change program, our Dealer Sponsorship program (initially established in 2017) supports customer requests for us to make financial contributions to dealership charitable events. During 2024 we awarded over $265,100 to 44 dealership causes.

Environmentally Conscious

We believe that it is important to conduct business in an environmentally responsible manner. Our new headquarters in Boston, Massachusetts offers a leading energy-efficiency and sustainability profile, and the building has received a LEED Gold certification, is easily accessible by public transportation, and has electric vehicle charging stations and indoor bike racks. We incentivize low-carbon-producing means of transportation via public transportation subsidies and by offering an annual stipend for employees who bike or walk to work.

Corporate Governance Matters

We are committed to the highest standards of ethics, business integrity, and corporate governance, which we believe will ensure that the Company is managed for the long-term benefit of our stockholders. Our governance practices are designed to establish and preserve accountability of the Board of Directors (the Board) and management, provide a structure that allows the Board to set objectives and monitor performance, ensure the efficient use and accountability of resources, and enhance stockholder value. Please see “Corporate Governance” for more information.

Corporate Governance Highlights

Board Practices	Classified Board, with annual election of each of three classes of directors
Board member participation in other public company boards is limited
Annual Board and committee anonymous self-evaluations
Average age of directors is 55 (as of April 1, 2025)
Independence	Five of seven directors are independent
All Board committee members are independent
Regular executive sessions of independent directors
Active Board Oversight	Full Board responsible for risk oversight, with specific areas delegated to relevant Board committees
Directors attended an average of 98% of Board and committee meetings in 2024
Code of Conduct applicable to all directors, officers, and employees, with certification and annual compliance training
Related Person Transaction Policy with oversight by the Audit Committee
Strong corporate governance guidelines and policies

Proxy Summary

Executive Compensation Matters

Our executive compensation program embodies a pay-for-performance philosophy that supports our business strategy and aligns executive interests with those of our stockholders. Highlights of our executive compensation best practices include:

What We Do	What We Don’t Do
Annual executive compensation review	No retirement plans other than standard plans offered to all employees
Compensation risk oversight	Limited perquisites
Utilize independent compensation advisor	No change-of-control-related tax gross-ups
Compensation at risk	No cash severance payments for executives arising solely as a result of a change-of-control
Equity-based compensation	Hedging and pledging prohibitions
“Double Trigger” change-of-control provisions in executive equity awards
Health and welfare benefits
Compensation Clawback Policy

Corporate Governance

Corporate Governance Practices

Corporate Governance Matters

The Board has adopted key guidelines, including our Code of Conduct and Corporate Governance Guidelines, to ensure good corporate governance, which it believes is important to ensure that the Company is managed for the long-term benefit of our stockholders. Complete copies of our Audit Committee Charter, Compensation Committee Charter, Corporate Governance Guidelines, and Code of Conduct are available on the Investor Relations section of our website, investors.cargurus.com, at “Governance.” Alternatively, you can request a copy of any of these documents by writing us at:

CarGurus, Inc.

Attn: Investor Relations

1001 Boylston Street, 16th Floor

Boston, Massachusetts 02115

Code of Conduct

Our Code of Conduct applies to all employees, officers, and directors of CarGurus, Inc., our subsidiaries, and our affiliates, including our Executive Chair, Chief Executive Officer, Chief Financial Officer, and other executive and senior financial officers. Amendments to our Code of Conduct, and any waivers of its requirements, will be disclosed on our website.

Corporate Governance Guidelines

The Board has Corporate Governance Guidelines to assist it in the exercise of its duties and responsibilities and to serve the best interests of the Company and our stockholders. These guidelines, which set forth a framework for the conduct of the Board’s business, provide that:

• the Board’s primary responsibility is to oversee, counsel, and direct our management in the interest and for the benefit of our stockholders	• the Board has the authority to retain outside counsel, experts, and other advisors as it determines appropriate
• a majority of the members of the Board must be independent directors (unless otherwise permitted by the rules and regulations of the Nasdaq Stock Market (Nasdaq))
•
new directors receive access to information and meetings with management to familiarize them with our business, operations, risk management and accounting issues, finances, and governance practices (including our Code of Conduct)

• the non-management directors meet at least semi-annually in executive session	• all directors are encouraged to attend director education programs
• directors have full and free access to our management	• at least annually, the Board and its committees conduct anonymous self-evaluations to assess their performance

Amendments to our Corporate Governance Guidelines will be disclosed on our website.

Corporate Governance

Board Structure and Selection

Leadership Structure

Langley Steinert serves as both our Executive Chair and the Chair of the Board and Jason Trevisan serves as our Chief Executive Officer. Mr. Steinert has authority, among other things, to call and preside over meetings of the Board and set meeting agendas. The Board has not appointed a lead independent director. As a result, if Mr. Steinert is not present at a meeting of the Board, the Board will appoint one independent director to chair such meeting. While we have not established a policy as to whether or not the roles of Chair and Chief Executive Officer should be separate or combined, we believe that the most effective leadership structure at the present time is to have separate Chair of the Board and Chief Executive Officer positions because this allows the Board to benefit from having multiple knowledgeable voices bringing separate views and perspectives to its deliberations.

We have a Chair for each committee of the Board. The Board delegates substantial responsibilities to the committees, which regularly report their activities and actions back to the Board. We believe the Board and committee leadership structure provides an appropriate allocation of roles and responsibilities for the Company at this time because it strikes an effective balance of the participation of management and independent leadership in the proceedings of the Board.

Communications with the Board

The Board gives appropriate attention to written communications that are submitted by stockholders and other interested parties and will respond if and as appropriate. Our Corporate Secretary is primarily responsible for monitoring communications to the Board, its committees, and individual directors from stockholders and other interested parties and for providing copies or summaries of such communications to members of the Board as they consider appropriate.

Communications are forwarded to all members of the Board if they relate to important substantive matters and include suggestions or comments that our Corporate Secretary considers to be important for the members of the Board to know. In general, communications relating to corporate governance and corporate strategy are more likely to be forwarded than communications relating to ordinary business affairs, personal grievances, and duplicative communications.

Stockholders and other interested parties who wish to send communications on any topic to the Board should address such communications to:

The Board of Directors

c/o Corporate Secretary

CarGurus, Inc.

1001 Boylston Street, 16th Floor

Boston, Massachusetts 02115

Additionally, we have established a confidential process for reporting, investigating, and resolving employee and third-party concerns related to accounting, auditing, and similar matters under the Sarbanes-Oxley Act of 2002. Stockholders and other interested parties may confidentially provide information to the Audit Committee or to one or more of our individual directors by using the confidential and anonymous financial concern hotline that is operated by an independent, third-party service. Within the U.S. and Canada, the ethics hotline can be reached by telephone, toll-free, at 1-877-325-9953, or worldwide via the internet at www.whistleblowerservices.com/CARG/.

Corporate Governance

Board Composition

The Board currently consists of seven members, divided into three classes. One director self-identified as female and one director self-identified as racially and ethnically diverse, with one director declining to disclose their gender identity and demographic background.

Director Independence

Board of Directors

The Board has determined that all of our directors, other than Mr. Steinert, our Executive Chair, and Mr. Trevisan, our Chief Executive Officer, satisfy the independence requirements of Nasdaq. In making its independence determinations, the Board considered, among other things, whether that person has a relationship that would interfere with the exercise of independent judgment in carrying out a director’s responsibilities.

Committees

•
All members of the committees of the Board are independent directors, as defined by Nasdaq rules.
•
All members of the Audit Committee meet the applicable SEC and Nasdaq independence and financial literacy and expertise requirements applicable to audit committee members. Additionally, the Board has determined that Lori Hickok qualifies as an “audit committee financial expert” within the meaning of SEC regulations.
•
All members of the Compensation Committee meet the applicable SEC and Nasdaq independence requirements.

Board and Committee Evaluations

Regular evaluations are an important determinant for continued tenure, and, to that end, the Board and its committees perform a self-evaluation on an annual basis that is intended to determine whether the Board, its committees, and each member of the Board are functioning effectively, and to provide the Board with an opportunity to reflect upon and improve processes and effectiveness. The Board oversees the evaluations and considers the results and ways in which Board processes and effectiveness may be enhanced.

Status as a “Controlled Company”

Because Mr. Steinert controls a majority of our outstanding combined voting power, we are a “controlled company” under the corporate governance rules for Nasdaq-listed companies. Under these rules, a company is a controlled company if more than 50% of the combined voting power for the election of directors is held by an individual, group, or another company. A controlled company may elect not to comply with certain corporate governance requirements otherwise applicable to Nasdaq-listed companies, including the requirements that:

•
a majority of the board of directors consist of independent directors;
•
the compensation committee be composed entirely of directors meeting Nasdaq independence standards applicable to compensation committee members with a written charter addressing the committee’s purpose and responsibilities;
•
the compensation committee consider certain independence factors when engaging compensation consultants; and
•
director nominees either be selected, or recommended for selection by the board of directors, either by “independent directors,” as defined under Nasdaq rules, constituting a majority of the independent directors of the board of directors in a vote in which only independent directors participate, or by a nominating committee comprised solely of independent directors.

Corporate Governance

We have availed, and intend to continue to avail, ourselves of certain of these exemptions and, for so long as we qualify as a controlled company, we will maintain the option to utilize from time to time some or all of these exemptions. For example, we do not have a nominating committee and our director nominees are not selected (or recommended for selection by the Board) in a vote in which only independent directors participate.

Our Class B common stock has ten votes per share and our Class A common stock has one vote per share. Primarily by virtue of his holdings in shares of our Class B common stock, Mr. Steinert is able to exercise voting rights with respect to a majority of the voting power of our outstanding capital stock. Transfers by holders of Class B common stock will generally result in those shares converting into Class A common stock, subject to limited exceptions, such as certain transfers effected for estate planning or charitable purposes. The conversion of Class B common stock into Class A common stock will have the effect, over time, of increasing the relative voting power of those holders of Class B common stock who retain their shares. In particular, if Mr. Steinert retains a significant portion of his holdings of Class B common stock for an extended period of time, he could, in the future, continue to control a majority of the combined voting power of our outstanding capital stock.

Director Nomination Process

As a controlled company, we do not use solely independent directors or a committee comprised solely of independent directors to evaluate director candidates and select or recommend director nominees for selection by the Board. The entire Board is responsible for nominating candidates for election to the Board at the annual meeting of the stockholders. The process followed by the Board to identify and evaluate director candidates may include:

•
requests to members of the Board and others for recommendations;
•
recommendations offered by our Chief Executive Officer, stockholders, or any outside advisors retained by the Board;
•
meetings from time to time to evaluate biographical information and background material relating to potential candidates; and
•
interviews of selected candidates by members of the Board.

Stockholders nominating director candidates must follow the procedures set forth under the section of this proxy statement titled “Additional Information – Miscellaneous – Stockholder Proposals for 2026 Annual Meeting – Requirements for stockholder proposals and nominations to be brought before an annual meeting.”

Criteria

In considering whether to recommend any particular candidate for inclusion in the slate of recommended director nominees for the Board, the Board applies certain criteria as set forth in our Corporate Governance Guidelines. These criteria include the candidate’s:

• business experience and skills	• understanding of our business environment
• independence	• the absence of potential conflicts with our interests
• character, wisdom, judgment, and integrity	• the ability to commit sufficient time and attention to Board activities
• ability to make independent analytical inquiries

The Board does not assign specific weights to particular criteria and no particular criterion is a prerequisite for any prospective nominee. In evaluating any director candidate recommended by stockholders, the Board will apply the same criteria and adhere to the same policies and procedures applicable to the evaluation of candidates proposed by members of the Board or management.

Corporate Governance

The Board recognizes its responsibility to ensure that nominees for the Board possess appropriate qualifications and reflect a variety of skills, abilities, industry knowledge, personal and professional backgrounds and experience. We believe that the backgrounds and qualifications of our directors, considered as a group, should provide a composite mix of experience, knowledge, and abilities that will allow the Board to promote our strategic objectives and to fulfill its responsibilities to our stockholders. The Board also believes that this is important to the effectiveness of the Board’s oversight of the Company.

The director skills and qualifications matrix and director biographies on pages 12 – 16 indicate each director’s experience, qualifications, attributes, and skills that led the Board to conclude that each director should continue to serve as a member of the Board. The Board believes that each director has had substantial achievement in such director’s professional and personal pursuits and possesses the background, talents, and experience that the Board desires and that will contribute to the best interests of the Company and to long-term stockholder value.

Board of Directors

Proposal 1 – Election of Directors

Our Fourth Amended and Restated Certificate of Incorporation provides for the classification of the Board into three classes, with the terms of service of the three classes staggered so that the term of one class expires each year. As a result, only one class of our directors is elected at each annual meeting of stockholders, with the other classes continuing for the remainder of their respective three-year terms.

The following table sets forth our current directors along with their respective classes and term expiration:

Class I Term Expires in 2027	Class II Term Expires in 2025	Class III Term Expires in 2026
Lori Hickok Greg Schwartz Jason Trevisan	Steven Conine Stephen Kaufer	Manik Gupta Langley Steinert

The Board has nominated Messrs. Conine and Kaufer for election at the Annual Meeting as Class II directors, to serve for a term expiring at the annual meeting of stockholders to be held in 2028, or until their respective successors have been duly elected and qualified.

Each of Messrs. Conine and Kaufer is presently a director and has indicated a willingness to continue to serve as a director, if elected. Unless otherwise instructed, proxies will be voted for Messrs. Conine and Kaufer. In the event that either of Messrs. Conine and Kaufer is not a candidate or is unable to serve as a director at the time of the election (which is not currently expected), your proxy will be voted for any nominee who is designated by the Board to fill the vacancy.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE CLASS II NOMINEES NAMED ABOVE

Board of Directors

Director Skills and Qualifications

The matrix below represents some of the key experiences, attributes, and skills that the Board has identified as particularly valuable to the oversight of the Company. The ✓ indicates that the item is a specific experience, qualification, attribute, or skill that the director or director nominee brings to the Board. The lack of ✓ for a particular item does not mean that the director or director nominee does not possess that experience, qualification, attribute, or skill. We expect each director to be knowledgeable in several of these areas.

	Steven Conine	Manik Gupta	Lori Hickok	Stephen Kaufer	Greg Schwartz	Langley Steinert	Jason Trevisan
Independent	✓	✓	✓	✓	✓
Additional Board of Directors Experience	✓	✓	✓	✓	✓	✓	✓
Executive Leadership	✓	✓	✓	✓	✓	✓	✓
Online Marketplace Industry	✓	✓	✓	✓	✓	✓	✓
Innovation & Technology	✓	✓	✓	✓	✓	✓	✓
Strategic Planning	✓	✓	✓	✓	✓	✓	✓
Corporate Governance	✓	✓	✓	✓	✓	✓	✓
Financial Reporting; Accounting; Taxation			✓				✓
Internet & Media	✓	✓	✓	✓	✓	✓	✓
Finance & Investment Management	✓		✓	✓	✓	✓	✓
Oversight of Data Privacy & Cybersecurity	✓	✓	✓	✓	✓	✓	✓
Human Capital Management	✓	✓	✓	✓	✓	✓	✓
Audit Committee Financial Expert			✓
Director Nominee
Continuing Director

Board of Directors

Director Nominees for Election at the Annual Meeting

A biography of each director nominee, current as of April 1, 2025, setting forth their age and describing their business experience during the past five years, including other prior relevant business experience, is presented below.

Steven Conine
Class II Director Director Since: June 2018 Age: 52 Committee: Compensation

Business Experience

•
Co-founder and Co-Chairman of Wayfair Inc., an e-commerce company (since 2002); Chief Technology Officer, Wayfair (2002 to 2015)
•
Co-founder and Chief Technology Officer, Simplify Mobile Corporation, an enterprise software company (2001 to 2002)
•
Chief Operating Officer, London office, iXL Enterprises, Inc. (1999 to 2000)
•
Co-founder and Chief Technology Officer, Spinners Incorporated, an IT consulting company (1995 to 1998)

Qualifications

We believe Mr. Conine is qualified to serve as a member of the Board because of his extensive experience as a co-founder, director, and executive in technology and internet marketplaces as well as serving as an executive and member of the board of directors at a public company.

Other Public Company Boards • Wayfair Inc.
Education • Bachelor of Science degree from Cornell University

Stephen Kaufer
Class II Director Director Since: June 2007 Age: 62 Committee: Compensation – Chair

Business Experience

•
Co-founder and Chief Executive Officer, Give Freely, LLC, a mission driven company that helps users save money when shopping online while also generating donations to the users’ favorite charity (since October 2023)
•
Co-founder, President, and Chief Executive Officer, TripAdvisor, Inc., an online marketplace for travel-related content (February 2000 to July 2022); Director, TripAdvisor since the completion of its spin-off from Expedia, Inc. (December 2011 to July 2022)
•
President, CDS, Inc., an independent software vendor specializing in programming and testing tools
•
Co-founder and Vice President of Engineering, CenterLine Software (1985 to 1998)

Qualifications

We believe Mr. Kaufer is qualified to serve as a member of the Board because of his extensive experience as an executive in the online marketplace industry. Mr. Kaufer also possesses strategic and governance skills gained through his service as an executive and member of the board of directors of a public company and with several private companies.

Former Public Company Boards

•
TripAdvisor, Inc.

Other Private Company Boards

•
Neuroendocrine Tumor Research Foundation
•
Previously served on the boards of several privately held companies, including LiveData, Inc. and GlassDoor, Inc.

Education • Bachelor of Arts degree from Harvard University

Board of Directors

Continuing Directors

A biography of each of our continuing directors, current as of April 1, 2025, setting forth their age and describing their business experience during the past five years, including other prior relevant business experience, is presented below.

Class I Directors (Term Expiring 2027)

Lori Hickok
Class I Director Director Since: August 2018 Age: 61 Committee: Audit – Chair

Business Experience

•
Executive Vice President, Chief Financial and Development Officer, Scripps Networks Interactive, Inc. (Scripps), a leading developer of engaging lifestyle content in the home, food, and travel categories for television, the internet, and emerging platforms (July 2017 to April 2018)
•
Executive Vice President, Chief Financial Officer, Scripps (March 2015 to June 2017); Executive Vice President, Finance, Scripps (July 2008 to February 2015)
•
Vice President and Corporate Controller, The E.W. Scripps Company (2002 to July 2008)
•
Ms. Hickok first joined E.W. Scripps in 1988 as a financial analyst in the corporate finance department, and held positions as the Chief Analyst for Corporate Development, New Media Operations Controller, and Divisional Controller for E.W. Scripps’s former cable television systems division, which merged in 1996 with Comcast Corporation

Qualifications

We believe Ms. Hickok is qualified to serve as a member of the Board because of her extensive finance and accounting background, including as an executive officer at a public company, and her experience as an executive in the media and internet industries.

Other Public Company Boards • 1stdibs.com, Inc. Other Private Company Boards • Second Harvest Food Bank of East Tennessee
Education • Retired Certified Public Accountant • Bachelor of Science degree in Accounting & Finance from Miami University

Board of Directors

Greg Schwartz
Class I Director Director Since: March 2018 Age: 52 Committee: Audit

Business Experience

•
Co-founder, Chief Executive Officer, and Chairman of the Board of Directors, Tomo Networks, Inc., an internet-based mortgage and real estate company (since June 2020)
•
President Media & Marketplaces, Zillow Group, Inc., an online real estate marketplace (June 2018 to December 2019); Chief Business Officer, Zillow (August 2015 to June 2018); Chief Revenue Officer, Zillow (September 2010 to August 2015); Vice President of Sales, Zillow (March 2007 to September 2010)
•
National Accounts Director for the Automotive and Finance Properties, Yahoo!, Inc., an online search company (August 2001 to July 2005)
•
Various positions at DoubleClick, Inc., an online advertising company, including Director of Business Development (1998 to 2000)

Qualifications

We believe Mr. Schwartz is qualified to serve as a member of the Board because of his extensive experience as an executive in the online marketplace industry and as an executive officer at a public company.

Education • Bachelor of Arts degree in Government from Hamilton College

Jason Trevisan
Class I Director Director Since: January 2021 Age: 50

Business Experience

•
Chief Executive Officer and member of the Board, CarGurus (since January 2021); interim Principal Financial Officer, Principal Accounting Officer, and Treasurer (current and October 2022 to December 2023)
•
Chief Financial Officer, CarGurus (September 2015 to January 2021); Treasurer, CarGurus (September 2015 to January 2021); President, International, CarGurus (January 2020 to January 2021)
•
General Partner, Polaris Partners, a venture capital firm (September 2003 to August 2015); while at Polaris, Mr. Trevisan led investments in and served as a director of numerous consumer internet and software companies including LegalZoom, PartsSource, Shoedazzle, and The Roberts Group
•
Management roles in analytics and client services, aQuantive, a digital marketing service and technology company that was acquired by Microsoft Corporation in 2007 (September 1999 to June 2001)
•
Consultant, Bain & Company, a management consulting company (July 1996 to August 1999)

Qualifications

We believe Mr. Trevisan is qualified to serve as a member of the Board because of his extensive experience in the online marketplace industry and his deep understanding of our business as it has evolved over time.

Education • Master of Business Administration degree from the Tuck School of Business at Dartmouth College • Bachelor of Arts degree from Duke University

Board of Directors

Class III Directors (Term Expiring 2026)

Manik Gupta
Class III Director Director Since: July 2023 Age: 48 Committee: Audit

Business Experience

•
Corporate Vice President, Microsoft Teams, Microsoft Corporation, a technology corporation (since November 2022); Corporate Vice President, Microsoft Teams, Consumer Communications and Communities, Microsoft (August 2021 to November 2022)
•
Advisor and investor to startups based in the U.S. and India (since January 2020)
•
Chief Product Officer, Uber Technologies, Inc., a transportation marketplace technology company (November 2018 to December 2019); Vice President, Product Management, Maps and Marketplace, Uber (March 2018 to November 2018); Senior Director, Product, Maps and Marketplace, Uber (September 2017 to March 2018); Director, Product Management, Maps (November 2015 to August 2017)
•
Director, Product Management, Google Maps, Google Inc., a technology company (December 2014 to November 2015); Variety of product leadership roles within Google Maps across Asia and the U.S. (June 2008 to December 2014)
•
Project Manager and Solutions Architect, Hewlett Packard, a multinational enterprise information technology company (June 2003 to April 2007)
•
Co-founder of BuyItTogether.com, an e-commerce startup, where he served as the founding head of engineering and product and held various technical leadership roles (June 1999 to April 2003)

Qualifications

We believe Mr. Gupta is qualified to serve as a member of the Board because of his significant public company experience and his deep knowledge of the technology industry.

Other Public Company Boards • Gores Technology Partners, Inc.

Education

•
Master of Business Administration, Analytical Finance and Strategic Marketing, degree from the Indian School of Business, Hyderabad, India
•
Bachelor of Applied Science in Computer Engineering degree from the Nanyang Technological University, Singapore

Langley Steinert
Class III Director Director Since: March 2006 Chair Since: September 2017 Executive Chair Since: January 2021 Age: 59

Business Experience

•
Founder and member of the Board, CarGurus (since March 2006); Executive Chair, CarGurus (since January 2021); Chair, CarGurus (since September 2017); Chief Executive Officer, CarGurus (March 2006 to January 2021); President, CarGurus (June 2015 to February 2019)
•
Co-founder and Chairman of the Board, ApartmentAdvisor, Inc., an apartment rental marketplace (since October 2020)
•
Co-founder and Chairman of TripAdvisor (February 2000 through February 2006)

Qualifications

We believe Mr. Steinert is qualified to serve as a member of the Board because of his extensive experience in the online marketplace industry. As our founder and Executive Chair, we also value his deep understanding of our business as it has evolved over time.

Education • Master of Business Administration degree from the Tuck School of Business at Dartmouth College • Bachelor of Arts degree from Georgetown University

Board of Directors

Board and Committee Meetings

The Board met four times during 2024. The Board has two standing committees. The principal functions of each committee, the committee composition in 2024, and the number of meetings held in 2024 are described in the tables below. The Chair of each committee periodically reports to the Board on committee deliberations and decisions.

Audit Committee
Members: Lori Hickok (Chair)† Manik Gupta Greg Schwartz Meetings in 2024: Five

Key Roles and Responsibilities

•
Overseeing the appointment, independence, compensation, and work of the independent auditor
•
Reviewing our financial statements with management and the independent auditor
•
Reviewing the adequacy and effectiveness of our internal controls over financial reporting and disclosure controls and procedures
•
Reviewing our policies on risk assessment and risk management, including with respect to operational, financial, strategic, data privacy, cybersecurity, legal, regulatory, compliance, and reputational risks
•
Reviewing related person transactions
•
Overseeing procedures for handling complaints regarding accounting, internal account controls, or auditing matters

Charter

The Audit Committee’s written charter is available on our website at investors.cargurus.com at “Governance” and satisfies the applicable Nasdaq listing standards.

† Determined by the Board to be an audit committee financial expert.

Board of Directors

Compensation Committee
Members: Stephen Kaufer (Chair) Steven Conine Meetings in 2024: Four

Key Roles and Responsibilities

Except to the extent that the full Board undertakes any responsibility directly, the key responsibilities of the Compensation Committee include:

•
Overseeing our compensation philosophy, policies, and practices
•
Reviewing and approving, or making recommendations to the Board regarding, executive compensation
•
Reviewing and approving, and recommending to the Board for approval, any material employment, severance, and change-of-control agreements for our Chief Executive Officer and other executive officers as well as any special supplemental benefits
•
Administering our equity compensation plans

Delegation

The Compensation Committee may delegate any of its responsibilities to subcommittees as it deems necessary or appropriate in its sole discretion.

Independence

Because we are a controlled company under Nasdaq rules, the Compensation Committee is not required to be fully independent. If such rules change in the future or we no longer meet the definition of a controlled company under current rules, we will adjust the composition of the Compensation Committee in order to comply with such rules.

Charter

The Compensation Committee’s written charter is available on our website at investors.cargurus.com at “Governance” and satisfies the applicable Nasdaq listing standards.

Attendance at Board and Committee Meetings

During 2024 each of our directors attended an average of 98% of the total number of meetings of the Board and the committees on which they served.

Executive Sessions

Under our Corporate Governance Guidelines, our non-management directors are required to meet in executive session at least semi-annually to discuss, among other matters, the performance of each of our Executive Chair and Chief Executive Officer. The director who presides at these meetings is a non-management director selected by a majority of the non-management directors. In general, these executive sessions are held on the same date as regularly scheduled meetings of the Board.

Attendance at Stockholder Meeting

Although we do not have a formal policy regarding director attendance at the annual meeting of stockholders, our Corporate Governance Guidelines provide that our directors are invited and encouraged to attend the annual meeting of stockholders. All seven members of the Board serving at such time attended the 2024 annual meeting of stockholders.

Board of Directors

General Risk Oversight

Board of Directors

Responsibility: The Board oversees the management of risks inherent in the operation of our business and the implementation of our business strategies.

Process: The Board performs its oversight role by using several different levels of review. In connection with its review of the operations and corporate functions of the Company, the Board addresses the principal risks associated with those operations and corporate functions. In addition, the Board reviews the risks associated with our business strategies periodically throughout the year as part of its consideration of undertaking any such business strategies. The Board has also implemented – and is responsible for overseeing – a compensation recovery, or “clawback,” policy (the Clawback Policy) that allows the Company to recoup certain incentive-based compensation from covered individuals, including its executive officers, pursuant to such policy.

Delegation: The Board administers its risk oversight responsibilities by delegating certain business and governance activities to the appropriate committees for more detailed consideration and evaluation. In performing this oversight function, each committee has full access to management as well as the ability to engage advisors or other experts it deems necessary in the performance of its duties. Each committee regularly reports their risk oversight activities to the Board.

Audit Committee	Compensation Committee
•
Considers and discusses our major financial risk exposures and the steps our management has taken to monitor and control these exposures, including guidelines and policies to govern the process by which risk assessment and management are undertaken

•
Assesses and monitors the extent to which our incentive compensation programs and policies for employees may encourage excessive risk-taking and the relationship between risk management policies and practices and compensation

• Monitors our compliance with legal and regulatory requirements, in addition to oversight of the performance of our internal audit function	• Evaluates compensation policies and practices that could mitigate any such risk

Management

Responsibility: Day-to-day identification, evaluation, management, and mitigation of the Company’s risk exposures.

Process: Management manages these enterprise risks through a variety of policies, programs, committees, and internal controls designed to protect our assets, operations, and reputation, while ensuring compliance with applicable laws and regulations. Management provides a quarterly update to the Audit Committee on compliance and risk management developments, policies, and procedures, and auditing covering the risk topics of financial accounting, technology and security, legal and corporate governance, and people and talent.

Cybersecurity Risk Oversight

Management of cybersecurity risk remains an important area of focus for us. We have policies, procedures, and processes for assessing, identifying, and managing cybersecurity risks, which are built into our overall information technology function and are designed to help protect our information assets and operations from internal and external cyber threats as well as secure our networks and systems. Our Vice President, Information Security and Technology, who reports to our Chief Technology Officer, leads the operational oversight of

Board of Directors

Company-wide cybersecurity strategy, policy, standards, and processes and works across relevant departments to assess and help prepare us and our employees to address cybersecurity risks.

The Board, with a primary focus on policy, oversight, and strategic direction, has delegated to the Audit Committee primary responsibility for regular oversight of cybersecurity risk at the Board-level, and this responsibility is reflected in the Audit Committee Charter. The Audit Committee regularly meets with members of management responsible for data privacy, technology, and information security risks to discuss these risks, risk management activities, incident response plans, best practices, the effectiveness of our security measures, and other related matters.

Please see Item 1C. Cybersecurity in Part I of our Annual Report for additional information regarding cybersecurity matters.

Director Compensation

During 2024 we compensated our non-employee directors for their service as directors. Accordingly, neither Mr. Steinert, our Executive Chair and Chair of the Board, nor Mr. Trevisan, our Chief Executive Officer, received any additional compensation for their service as directors.

The Compensation Committee periodically reviews the compensation of our non-employee directors and, as applicable, makes recommendations to the Board for its consideration of changes to our non-employee director compensation program. The Compensation Committee compares the compensation of the non-employee members of the Board to the compensation paid to the non-employee directors of the companies in our compensation peer group. The Compensation Committee also considers the responsibilities we ask from the members of the Board along with the amount of time required to perform those responsibilities.

2025 Changes to Director Compensation

In February 2025 the Compensation Committee recommended and the Board approved a modification to our non-employee director compensation program to:

•
increase annual cash compensation for all non-employee directors, effective as of January 1, 2025, from $40,000 to $50,000; and
•
increase the value of the annual equity compensation award from $175,000 to $200,000.

These changes were made based on a competitive analysis of our non-employee director compensation program as compared to our peers and were made to ensure our program remained aligned with the market.

Cash Compensation

We have established a cash and equity compensation program for our non-employee directors in consideration of their service on the Board and committees of the Board.

The cash compensation approved by the Board for 2024 was as follows:

Annual Base Compensation for Non-Employee Directors	$40,000
Additional Compensation for Audit Committee Chair	$20,000
Additional Compensation for Compensation Committee Chair	$15,000
Additional Compensation for Audit Committee Member (not Chair)	$10,000
Additional Compensation for Compensation Committee Member (not Chair)	$5,000

The payments described above are payable quarterly in arrears.

Board of Directors

Each non-employee member of the Board is also entitled to reimbursement for reasonable travel and other expenses incurred in connection with attending Board meetings and meetings for any committee on which the member serves and for reasonable costs and expenses incurred in attending director education programs.

Equity Compensation

Pursuant to our non-employee director compensation program, for service during the year each non-employee director is eligible to receive an annual grant (the Annual Director Grant) of a restricted stock unit (RSU) award on our standard form of RSU award agreement for non-employee directors pursuant to our Omnibus Incentive Compensation Plan (the 2017 Plan) and subject to Board approval. Each Annual Director Grant is granted on or promptly after the date of the annual meeting of stockholders; provided that if a new non-employee director joins the Board on a date other than the date of such annual meeting, the Annual Director Grant is granted on or promptly after the director’s commencement of service. The number of RSUs subject to the Annual Director Grant for 2024 was determined based on dividing $175,000 by the closing market price of our Class A common stock on Nasdaq on the grant date; provided that if a new non-employee director joins the Board on a date other than the annual meeting date, the value of RSUs is prorated for the director’s expected service for the remainder of the year. The RSU awards comprising the Annual Director Grant are subject to a service-based vesting requirement, vesting in full on the first anniversary of such grant.

On June 5, 2024, the Board granted to each of our non-employee directors serving at such time a RSU award that may be settled for 7,033 shares of our Class A common stock.

2024 Director Compensation Table

The following table sets forth information regarding the compensation of our non-employee directors who served on the Board in 2024:

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)(2)	Total ($)
Steven Conine	45,000	174,981	219,981
Manik Gupta	50,000	174,981	224,981
Lori Hickok	60,000	174,981	234,981
Stephen Kaufer	55,000	174,981	229,981
Greg Schwartz	50,000	174,981	224,981
(1)
The amount reported in this column represents the aggregate grant date fair value of the RSU award based on the closing market price of our Class A common stock on the date of grant computed in accordance with Financial Accounting Standard Board’s ASC Topic 718 (FASB ASC Topic 718). See Notes 2 and 11 to the consolidated financial statements in our Annual Report for the assumptions regarding the valuation of these equity awards.
(2)
As of December 31, 2024, our non-employee directors held the following aggregate number of shares of our Class A common stock under unvested RSU awards:

Name	Aggregate Number of Shares Underlying 2024 Stock Awards
Steven Conine	7,033
Manik Gupta	7,033
Lori Hickok	7,033
Stephen Kaufer	7,033
Greg Schwartz	7,033

Audit Committee Matters

Proposal 2 – Ratification of Appointment of Independent Registered Public Accounting Firm

The Audit Committee has appointed the firm of Ernst & Young, an independent registered public accounting firm, to perform the audit of our consolidated financial statements for the year ending December 31, 2025, and to perform an audit of the effectiveness of our internal control over financial reporting as of December 31, 2025. This appointment is being presented to the stockholders for ratification at the Annual Meeting.

Ernst & Young has audited our financial statements since the fiscal year ended December 31, 2015. Ernst & Young has no direct or indirect material financial interest in the Company or our subsidiaries. Representatives of Ernst & Young are expected to be present at the Annual Meeting and will be given the opportunity to make a statement on the firm’s behalf if they so desire. The representatives also will be available to respond to appropriate questions.

Proxies solicited by management will be voted for ratification unless stockholders specify otherwise. Ratification by the stockholders is not required. Although we are not required to submit the appointment of Ernst & Young to a vote of the stockholders, the Board believes it is good corporate governance practice to request that the stockholders ratify the appointment of Ernst & Young as our independent registered public accounting firm. As an advisory vote, this proposal is not binding. The outcome of this advisory vote will not overrule any decision by us or the Board (or any committee thereof). However, if the stockholders do not ratify the appointment, the Audit Committee will consider whether to retain Ernst & Young or appoint another independent registered public accounting firm. Even if the appointment is ratified, the Board and the Audit Committee in their discretion may direct the appointment of a different independent registered public accounting firm at any time if they determine that such a change would be in the best interests of the Company and our stockholders.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE YEAR ENDING DECEMBER 31, 2025

Audit Committee Matters

Audit Committee Report

The report of the Audit Committee is not considered to be “soliciting material,” is not deemed “filed” with the SEC, and is not to be incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended (Securities Act), or the Securities Exchange Act of 1934, as amended (the Exchange Act), whether made before or after the date hereof and irrespective of any general incorporation language in any such filing, except to the extent that we specifically incorporate this information by reference, and shall not otherwise be deemed filed under such acts.

The Audit Committee has reviewed and discussed with the Company’s management (i) the audited consolidated financial statements of the Company as of and for the year ended December 31, 2024, (ii) management’s report on its assessment of the effectiveness of the Company’s internal control over financial reporting as of December 31, 2024, and (iii) the report from Ernst & Young, the Company’s independent registered public accounting firm, on the effectiveness of the Company’s internal control over financial reporting as of December 31, 2024. The Audit Committee has met with representatives of Ernst & Young, with and without management present, to discuss the matters required to be discussed under the applicable requirements of the Public Company Accounting Oversight Board (PCAOB) and the SEC and such other matters as it deemed to be appropriate, including the results of their examinations; their evaluations of the Company’s internal control, including internal control over financial reporting; and the overall quality of the Company’s financial reporting.

The Company’s management is responsible for the Company’s financial reporting process, including its system of internal controls, and for the preparation of its consolidated financial statements in accordance with U.S. generally accepted accounting principles (GAAP). The independent registered public accounting firm audits the annual consolidated financial statements prepared by management in accordance with standards of the PCAOB, expresses an opinion as to such financial statements, and issues a report on the effectiveness of the Company’s internal control over financial reporting. The Audit Committee is responsible for providing independent, objective oversight of the Company’s accounting functions and internal controls.

The Audit Committee has received the written disclosures and the letter from Ernst & Young required by the applicable requirements of the PCAOB regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence and discussed with Ernst & Young its independence from the Company and its management.

Based on these discussions and the Company’s review of the representations and information provided by management and the Company’s independent registered public accounting firm, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2024, for filing with the SEC.

By the Audit Committee of the Board of Directors of CarGurus, Inc.

Lori Hickok (Chair)

Manik Gupta

Greg Schwartz

Audit Committee Matters

Audit and Other Fees

The following table sets forth all fees paid or accrued by us for professional audit services and other services rendered by Ernst & Young during the years ended December 31, 2024 and 2023:

Nature of Service	2024 Fees	2023 Fees
Audit Fees(1)	$2,543,000	$2,813,000
Audit-Related Fees	—	—
Tax Fees(2)	$303,985	$341,099
All Other Fees	—	—
Total:	$2,846,985	$3,154,099

(1)
Audit Fees consist of fees for professional services provided in connection with: the annual audit of our consolidated financial statements and internal control over financial reporting; the review of our quarterly financial statements; consultations on accounting matters directly related to the audit, our acquisitions, and the adoption of new accounting standards affecting future audit periods; and consents and assistance with and review of documents filed with the SEC, including services that are normally provided in connection with registration statements.
(2)
Tax Fees consist of fees for professional services in connection with tax compliance, tax planning, and tax advice, including foreign tax return preparation and requests for rulings or technical advice from tax authorities.

Pre-Approval of Audit and Non-Audit Services

Consistent with requirements of the SEC and the PCAOB regarding auditor independence, the Audit Committee is responsible for the appointment, compensation, and oversight of the work of our independent registered public accounting firm. In recognition of this responsibility, the Audit Committee as a whole, or through its Chair, pre-approves all audit and permissible non-audit services to be provided by our independent registered public accounting firm. The Audit Committee may delegate to one or more members of the Audit Committee the authority to pre-approve any such services, provided such pre-approval is reported to the Audit Committee at a subsequent meeting. The Audit Committee has delegated to the Chair of the Audit Committee the authority to pre-approve audit services (other than the annual audit engagement), audit-related services, tax services, and other permissible non-audit services, provided that the Chair reports any pre-approval decisions to the Audit Committee at its next scheduled meeting. For 2024 100% of all fees were approved by the Audit Committee.

Executive Compensation Matters

Proposal 3 – Advisory Vote on Named Executive Officer Compensation

As required pursuant to Section 14A of the Exchange Act, the Board is asking that stockholders cast a non-binding, advisory vote “FOR” the following resolution at the Annual Meeting:

RESOLVED, that the compensation of the Company’s named executive officers for 2024 as disclosed in the Compensation Discussion and Analysis section, the accompanying compensation tables, and the related narrative disclosure in this proxy statement, is hereby approved.

This proposal, commonly known as a “Say-on-Pay” proposal, gives stockholders the opportunity to express their views on our named executive officers’ compensation. This vote is not intended to advise on any specific element of our compensation program, but rather on the overall compensation of our named executive officers and the philosophy, policies, and practices described in this proxy statement. Stockholders are urged to read the “Compensation Discussion and Analysis” section of this proxy statement, which describes in detail how our executive compensation policies and procedures operate and are designed to achieve our compensation objectives as well as the “Summary Compensation Table” and related compensation tables and narrative disclosure in this proxy statement, which provide detailed information on the compensation of our named executive officers.

At our 2024 annual meeting of stockholders we continued to receive support for our executive compensation program with approximately 91% of the votes cast for approval of our annual Say-on-Pay proposal. The Compensation Committee viewed this as positive support for our executive compensation program and its alignment with long-term stockholder value creation and determined that the Company’s executive compensation program has been effective in implementing the Company’s stated compensation philosophy and objectives.

While the vote on Proposal 3 at the Annual Meeting is non-binding and advisory, the Board and Compensation Committee value the opinions that our stockholders express in their votes and will review the voting results and take them into consideration when making future compensation decisions for our named executive officers.

The Board has adopted a policy providing for annual approval of our Say-on-Pay proposal. We have included in this proxy statement a proposal regarding the frequency of future votes on our annual Say-on-Pay proposal and the Board has recommended that the stockholders vote “one year” on our Say-on-Pay proposal. Unless the Board modifies our policy, the next vote on our annual Say-on-Pay proposal will be held at our 2026 annual meeting of stockholders and the next advisory vote on the frequency of future votes on our annual Say-on-Pay proposal will be held at our 2031 annual meeting of stockholders.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE APPROVAL OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS FOR 2024

Executive Compensation Matters

Compensation Discussion and Analysis

This Compensation Discussion and Analysis describes our compensation strategy, philosophy, policies, and practices underlying our executive compensation program for 2024. It also provides information regarding the compensation that was earned by and awarded to our 2024 named executive officers listed below, whom we refer to collectively as our “named executive officers.”

Named Executive Officer	Title
Jason Trevisan	Chief Executive Officer and interim Principal Financial Officer, Principal Accounting Officer, and Treasurer(1)
Elisa Palazzo	Former Chief Financial Officer and Treasurer(1)
Ismail Elshareef	Chief Product Officer(2)
Matthew Quinn	Chief Technology Officer
Samuel Zales	President and Chief Operating Officer
(1)
Mr. Trevisan was appointed our interim Principal Financial Officer, Principal Accounting Officer, and Treasurer effective March 7, 2025, in connection with Ms. Palazzo’s departure. Ms. Palazzo stepped down as our Chief Financial Officer and Treasurer effective March 7, 2025.
(2)
Mr. Elshareef was appointed as our Chief Product Officer effective February 1, 2024.

Executive Summary

Elements of 2024 Executive Compensation

In 2024 our executive compensation program was designed to achieve our executive compensation objectives, including attracting and retaining qualified executive officers and driving strong Company performance by aligning executive officer compensation with our stock performance and strategic and operational objectives, as further described below. The table below outlines each of the three principal elements of our executive compensation program for 2024:

	Component	Description	Performance Considerations	Pay Objectives
Fixed	Base Salary	Pay for service in executive role	Based on the duties and responsibilities of the position, contributions to the Company’s performance, prior experience and skills, individual performance, and competitive market data

Provide a fixed level of compensation that is competitive with the external market and reflects each executive’s contributions, experience, skills, responsibilities, and potential to contribute to our future success

At Risk	Annual Cash Incentive Awards	Short-term program providing executive officers with an annual cash bonus opportunity	Based on the Compensation Committee’s assessment of each executive officer’s achievement against Company and individual operational and strategic objectives

Align short-term compensation with the annual goals of the Company and motivates and rewards the achievement of annual Company and individual performance goals that support short- and long-term value creation

	Equity Awards	Long-term equity awards that provide for the delivery of shares of Class A common stock subject to continued employment	Alignment with stockholders through Company share price performance and the creation of stockholder value

Align executives’ interests with the long-term interests of our stockholders by linking the value of equity awards to increases in our stock price

Promotes executive retention and stock ownership and focuses executives on enhancing long-term stockholder value

Executive Compensation Matters

2024 Executive Compensation Policies and Practices

We endeavor to maintain sound governance standards consistent with our executive compensation policies and practices. The Compensation Committee evaluates our executive compensation program on a regular basis to ensure consistency with our short-term and long-term goals given the dynamic nature of our business and the market in which we compete for executive talent.

The following policies and practices were in effect during 2024:

What We Do

Annual Executive Compensation Review: The Compensation Committee annually reviews and approves our compensation strategy, including a review of our compensation peer group used for comparative purposes.

Compensation Risk Oversight: The Compensation Committee reviews the extent to which our incentive compensation programs and policies may encourage excessive risk-taking. At least annually, the Compensation Committee also reviews the relationship between our risk management policies and practices and compensation, and evaluates alternative compensation policies and practices that could mitigate any such risk.

Utilize Independent Compensation Advisor: Pursuant to its charter, the Compensation Committee has authority to engage outside compensation consultants or other advisors to assist the Compensation Committee in carrying out its duties. With respect to 2024 executive compensation, the Compensation Committee engaged Compensia, Inc. (Compensia), a national compensation consulting firm, as its independent compensation consultant.

Compensation at Risk: Our executive compensation program is designed so that a significant portion of the cash incentive compensation is “at risk” based on corporate performance, and all of their RSU awards that were granted or otherwise outstanding during 2024 were “at risk” based on continued employment through their applicable vesting dates.

Equity-Based Compensation: A significant portion of the target total direct compensation we pay to our executive officers is in the form of equity-based compensation, which we believe aligns the interests of our executive officers and stockholders.

“Double Trigger” Change-of-Control Provisions in Executive Equity Awards: Our current forms of time-based RSU and non-qualified stock option (NQSO) award agreements with our executive officers provide for acceleration of unvested RSUs or NQSOs, as applicable, under such award solely in the event of a qualifying termination of employment within 12 months following a Change of Control (as defined in the 2017 Plan). None of our executive officers is currently entitled to “single trigger” acceleration of vesting of any currently outstanding equity awards.

Health and Welfare Benefits: Our executive officers participate in broad-based Company-sponsored health and welfare benefits programs on the same basis as our other full-time, salaried employees.

Compensation Clawback Policy: We maintain the Clawback Policy that complies with Exchange Act Rule 10D-1 and the applicable Nasdaq listing standards and provides for the recoupment of certain incentive-based compensation from covered individuals, including executive officers, in connection with certain triggering events.

Executive Compensation Matters

What We Don’t Do

No Retirement Plans Other than Standard Plans Offered to All Employees: We do not currently offer, nor do we have plans to provide, pension arrangements, retirement plans, or nonqualified deferred compensation plans or arrangements to our executive officers.

Limited Perquisites: Except as described below in “Perquisites and Other Personal Benefits,” we do not provide significant perquisites or other personal benefits to our executive officers, except as generally made available to our other full-time employees.

No Change-of-Control-Related Tax Gross-Ups: We do not provide any tax reimbursements or “gross-ups” that may arise due to the application of Sections 280G and 4999 of the Internal Revenue Code of 1986, as amended (the Code), to our executive officers.

No Cash Severance Payments for Executives Arising Solely as a Result of a Change-of-Control: Our current agreements with our executive officers do not provide for any cash payments or other benefits that arise solely as a result of a change-of-control of the Company.

Hedging and Pledging Prohibitions: Our Insider Trading Policy prohibits our directors, employees, and certain other persons as may be designated by the administrator of such policy from (i) entering into hedging or monetization transactions or similar arrangements with respect to our securities and (ii) holding our securities in a margin account or pledging our securities as collateral for a loan, in each instance without prior approval from the policy administrator.

2024 Stockholder Advisory Vote on Named Executive Officer Compensation

At our 2024 annual meeting of stockholders we continued to receive support for our executive compensation program with approximately 91% of the votes cast for approval of our annual Say-on-Pay proposal. The Compensation Committee viewed this as positive support for our executive compensation program and its alignment with long-term stockholder value creation and determined that the Company’s executive compensation program has been effective in implementing the Company’s stated compensation philosophy and objectives. Although these results were advisory and not binding on the Company, the Board, or the Compensation Committee, we value the opinions of our stockholders and have taken, and commit to continue to take, the results of the Say-on-Pay vote into account when making subsequent decisions regarding the compensation of our named executive officers.

Compensation Philosophy and Objectives

We believe in providing a competitive total compensation package to our executive officers through a combination of annual base salary, annual cash incentive award opportunities, long-term incentive compensation opportunities in the form of equity awards, and broad-based health and welfare benefit plans. Our executive compensation program is designed to achieve the following objectives:

•
attract, motivate, and retain executive officers of outstanding ability and potential;
•
reward the achievement of key performance measures; and
•
ensure that executive compensation is meaningfully related to the creation of stockholder value.

We believe that our executive compensation program should generally include short-term and long-term elements, including cash and equity compensation, and should reward consistent performance that meets or exceeds expectations. We evaluate the compensation provided to our executive officers to ensure it remains competitive relative to compensation paid by companies of similar size and geographic location operating in our

Executive Compensation Matters

industry, taking into account our relative performance, our financial and strategic objectives, and the performance of each individual executive officer.

Executive Compensation Design

The compensation arrangements for our executive officers consist of annual base salary, annual cash incentive award opportunities, long-term incentive compensation opportunities in the form of equity awards, and broad-based health and welfare benefit plans. To ensure alignment between the interests of our stockholders and those of our executive officers, a significant majority of executive compensation paid to our executive officers consists of equity-based compensation. We believe that an emphasis on equity grants serves to encourage our executive officers to focus on long-term stockholder value creation.

Historically and during 2024 our principal equity incentive vehicle was in the form of time-based RSU awards that may be settled in shares of our Class A common stock as they are earned. We believe that time-based RSU awards offer our executive officers a valuable long-term incentive that aligns their interests with the long-term interests of our stockholders. Going forward, as we deem appropriate, we expect to continue to offer time-based RSU awards; however, we may also introduce other forms of stock-based compensation awards into our executive compensation program to provide our executive officers with various types of equity incentives that further this objective.

We also offer cash compensation in the form of annual base salaries and annual cash incentive award opportunities. Typically, we have structured our annual cash incentive award opportunities to focus on the achievement of specific short-term financial, strategic, and operational objectives that will further our longer-term growth objectives.

We have not adopted any formal policies or guidelines for allocating compensation between current and long-term compensation, between cash and non-cash compensation, or among different forms of non-cash compensation. Instead, the Compensation Committee reviews each element of executive compensation separately and also takes into consideration the value of each executive officer’s target total direct compensation opportunity (the sum of annual base salary, annual cash incentive award opportunity, and equity awards) as a whole, and its relative size in comparison to our other executive officers. The Compensation Committee also considers amounts realizable from prior compensation awarded to each executive officer, including equity that is nearly- or fully-vested, when setting each individual’s target total direct compensation opportunity for the year.

The Compensation Committee reviews our executive compensation program at least annually. As part of this review process, the Compensation Committee considers whether our overall compensation philosophy is aligned with the interests of our stockholders while considering the compensation levels needed to ensure that our executive compensation program remains reasonable and competitive. In addition, the Compensation Committee considers our ability to achieve our retention objectives and the potential cost of replacing our executive officers. From time to time the Compensation Committee may determine that it is in the best interests of the Company and our stockholders to modify, amend, or otherwise adjust previous compensation awards.

Compensation-Setting Process

Role of the Compensation Committee

The Compensation Committee is responsible for reviewing and approving the compensation of our executive officers, subject to any approval of the Board that the Compensation Committee determines to be desirable or is required by applicable law or Nasdaq listing standards. Specifically, the Compensation Committee oversees our compensation and benefit plans and policies, administers our equity compensation plans, and reviews and approves (or makes recommendations to the Board regarding) the compensation of our executive officers.

Executive Compensation Matters

Role of our Chief Executive Officer

Our Chief Executive Officer evaluates at least annually the performance of each of our executive officers, other than himself, and makes recommendations to the Compensation Committee with respect to annual base salary adjustments, target annual cash incentive award opportunities, actual award payments, and equity awards for each executive officer. While the Compensation Committee takes these recommendations into consideration in its deliberations, it exercises its own independent judgment in approving the executive compensation of our executive officers. Our Chief Executive Officer does not make recommendations regarding his own compensation, and he does not participate in any discussions regarding his own compensation.

Role of Compensation Consultant

The Compensation Committee has the authority under the Compensation Committee Charter to engage the services of a compensation consultant to assist it in carrying out its responsibilities. The Compensation Committee has directly engaged Compensia to assist it in developing and overseeing the Company’s executive compensation program and non-employee director compensation program and practices and to provide an analysis of competitive market data. To assist the Compensation Committee with its consideration of 2024 executive compensation decisions, Compensia provided the Compensation Committee with compensation data and an updated competitive market analysis for similarly situated executive officers at our peer group companies. Similarly, to assist the Compensation Committee with its consideration of 2024 non-employee director compensation program, Compensia provided the Compensation Committee with compensation data and an updated competitive market analysis for similarly situated directors at our peer group companies. Compensia also provided consulting services to the Company on an ad hoc basis regarding equity compensation matters and assisted with review of the “Compensation Discussion and Analysis” section of this proxy statement.

Compensia maintains a policy that is specifically designed to prevent any conflicts of interest. In addition, the Compensation Committee has assessed the independence of Compensia taking into account, among other things, the factors set forth in Exchange Act Rule 10C-1 and the applicable Nasdaq listing standards and concluded that no conflict of interest has arisen with respect to the work that Compensia performs for the Compensation Committee.

Competitive Positioning

The Compensation Committee has established and maintains a compensation peer group consisting of publicly traded companies, which the Compensation Committee reviews and updates from time to time, for purposes of reviewing and considering our executive officers’ 2024 base salaries, target annual cash incentive award opportunities, and annual equity awards. The Compensation Committee believes that this compensation peer group accurately reflected the Company’s growth, opportunities, and current market positioning. This group consisted of technology companies that the Compensation Committee determined operate within our industry, compete with us for talent, or are located in the same general geographic area. Other factors considered include comparable revenues, market capitalization, and projected revenue growth. In connection with its review, the Compensation Committee removed two peer companies for 2024 – New Relic, Inc. and Qualys, Inc. – because they either were acquired or fell outside of the comparable revenue range.

Executive Compensation Matters

The following companies were used by the Compensation Committee during 2024 as our compensation peer group:

ACI Worldwide, Inc.	Cars.com Inc.	NetScout Systems, Inc.	Shutterstock, Inc.
ACV Auctions Inc.	Commvault Systems, Inc.	OPENLANE, Inc.*	TripAdvisor, Inc.
Alarm.com Holdings, Inc.	Envestnet, Inc.	Pegasystems Inc.	Upwork, Inc.
Angi Inc.	Everbridge, Inc.	Rapid7, Inc.	Yelp Inc.
Bumble Inc.*	Flywire Corp.	Redfin Corporation	ZipRecruiter, Inc.*

*Represents new addition to peer group.

The Compensation Committee considered both Compensia’s competitive market analysis and compensation data drawn internally from publicly-available proxy statements and industry-specific survey data for this compensation peer group as reference points for its 2024 executive compensation decisions. While the Compensation Committee takes into account peer company compensation practices, the Compensation Committee uses this information as one of many factors in its deliberations on compensation matters and does not set compensation levels to meet specific percentiles.

The Compensation Committee reviews the analyses prepared internally and by Compensia based on the compensation data drawn from a compensation peer group to develop a subjective representation of the “competitive market” with respect to current executive compensation levels and related policies and practices. The Compensation Committee then evaluates how our pay practices and the compensation levels of our executive officers compare to the competitive market. As part of this evaluation, the Compensation Committee also reviews the performance measures and performance goals generally used within the competitive market to reward performance.

Management and the Compensation Committee strive to incorporate flexibility into our executive compensation program and the assessment process to respond to and adjust for the evolving business environment and the value delivered by our executive officers.

Executive Compensation Matters

2024 Executive Compensation Program and Pay-for-Performance Alignment

We believe our executive compensation program is effectively designed and has worked well to implement a pay-for-performance culture that is aligned with the interests of our stockholders. In 2024 our executive compensation program consisted of annual base salary, short- and long-term incentives, and other benefits.

91.8% of our Chief Executive Officer’s and 70.2% of our other named executive officers’ 2024 compensation was performance-based and at-risk.

(1)
Consists of Mr. Trevisan’s 2024 actual base salary, annual cash incentive award paid for 2024 performance, and the grant date fair value of the equity award granted in 2024.
(2)
For our named executive officers other than Mr. Trevisan, consists of these individuals’ annualized 2024 actual base salaries, annual cash incentive awards paid for 2024 performance, and the grant date fair values of the equity awards granted in 2024 but excludes compensation for Mr. Elshareef due to partial year employment with the Company in 2024.

Hiring- and Transition-Related Compensation Decisions

Arrangement with Mr. Elshareef

Mr. Elshareef joined us in February 2024 as our Chief Product Officer, bringing over 20 years of experience building, scaling, and re-imagining platforms to answer customer and business needs. Prior to joining CarGurus, Mr. Elshareef was Chief Product Officer for OneFootball, where he helped refine strategy to support growth objectives. Before that, Mr. Elshareef led product, engineering, and infrastructure as Chief Product Officer at UpKeep. Mr. Elshareef also held leadership positions at Ticketmaster and Edmunds.com. We believe Mr. Elshareef’s marketplace expertise across subscription and transaction-based models will play a critical role in our work to evolve our platform into a powerful transaction-enabled destination supporting both consumers and dealers. For a summary of the material terms and conditions of the employment compensation arrangements with Mr. Elshareef, see “Executive Employment Arrangements” below.

Arrangement with Ms. Palazzo

Ms. Palazzo stepped down as our Chief Financial Officer and Treasurer on March 7, 2025. In connection with her departure, we provided Ms. Palazzo the severance benefits required under her employment offer letter, which consists of a severance payment of $292,500 (nine months of base salary) and reimbursement on a monthly basis for the COBRA premiums that Ms. Palazzo pays for continued health care coverage under our group health

Executive Compensation Matters

plans for herself and her dependents until the earlier of (i) December 31, 2025, (ii) she becomes eligible under another employer’s group coverage, or (iii) she ceases to be eligible for COBRA coverage for any reason.

2024 Named Executive Officer Compensation

Base Salary

Annual base salary represents the fixed portion of the compensation of our named executive officers and is an important element of compensation intended to attract and retain highly-talented individuals.

Generally, the Compensation Committee reviews the annual base salaries of our named executive officers at the beginning of each year. Base salaries are set at levels that the Compensation Committee believes are competitive with current market practices with reference to the competitive market after taking into consideration each individual’s role, responsibilities, qualifications, experience, past performance and expected future contributions, prior annual base salary with the Company, and the annual base salary levels of our other executive officers (other than Mr. Steinert, where the Compensation Committee, at Mr. Steinert’s request, to demonstrate his confidence in the Company and to continue to align his interests with those of our stockholders, maintained Mr. Steinert’s annual base salary of $10,000 for 2024). The Compensation Committee does not apply specific formulas to determine annual base salaries.

In February 2024 the Compensation Committee reviewed the annual base salary of each of our named executive officers. The Compensation Committee considered Compensia’s competitive market analysis, including a comparison of our named executive officers’ annual base salaries to those of executives holding comparable positions at the companies in our compensation peer group as well as its own assessment of our 2023 performance and the other factors described above.

Based on this review, the Compensation Committee determined that it was appropriate to set the annual base salaries of our named executive officers for 2024 as follows:

Named Executive Officer	2023 Base Salary	2024 Base Salary(1)	Percentage Increase(2)
Mr. Trevisan	$565,500	$625,000	10.6%
Ms. Palazzo	$390,000	$390,000	–
Mr. Elshareef	N/A	$400,000	N/A
Mr. Quinn	$380,000	$410,000	7.9%
Mr. Zales	$525,000	$550,000	4.8%
(1)
These annual base salaries were effective as of April 1, 2024, except for Mr. Elshareef, who commenced employment as our Chief Product Officer on February 1, 2024.
(2)
The Compensation Committee awarded base merit salary increases for 2024 to certain of our named executive officers after its annual review of our executive compensation program. Messrs. Trevisan and Quinn received a 10.6% and 7.9% increase, respectively, based on an adjustment to reflect the competitive market for similarly situated executives.

The actual base salaries paid to our named executive officers in 2024 are set forth in the “Summary Compensation Table" below.

Cash Incentive Awards

In 2024 we provided our named executive officers with the opportunity to earn cash incentive awards to encourage the achievement of our corporate performance objectives and to reward those individuals who significantly impact our corporate results based on the objectives set forth in our annual operating plan. The Compensation Committee determines and approves cash incentive award decisions for our named executive officers, including whether to exercise discretion to modify the calculated payments.

Executive Compensation Matters

In February 2018 the Compensation Committee approved the CarGurus, Inc. Annual Incentive Plan (the Annual Incentive Plan), providing an opportunity for certain of our salaried employees, including our named executive officers, to earn annual cash incentive awards, as described below. Pursuant to the Annual Incentive Plan, each participant is eligible to receive a cash incentive award for the relevant year based on our level of achievement of one or more pre-established strategic objectives and financial performance goals and the participant’s individual performance goals, if applicable, during such year. The amount actually paid to a participant may be more or less than the participant’s target cash incentive award opportunity, depending on the extent to which applicable performance goals were determined to be satisfied. Participants, including our named executive officers, will not receive a payout for any performance measure that fails to achieve target level criteria.

In February 2024 the Compensation Committee selected the 2024 performance measures and established the related target performance levels, as well as the corresponding weighting for each measure, for our named executive officers under the Annual Incentive Plan (the 2024 Annual Incentive Plan).

Target Cash Incentive Award Opportunities

Under the 2024 Annual Incentive Plan, each participant’s actual annual cash incentive award is calculated, in part, by reference to a target annual cash incentive award opportunity based on either a percentage of the participant’s annual base salary for the year or a specified dollar amount, in the case of our named executive officers, as determined by the Compensation Committee. To set the target annual cash incentive award opportunities of our named executive officers for 2024, the Compensation Committee considered Compensia’s competitive market analysis, including a comparison of our named executive officers’ target cash incentive award opportunities to those executives holding comparable positions at the companies in our compensation peer group as well as its own assessment of our 2023 performance and the other factors described in “2024 Named Executive Officer Compensation – Base Salary” above.

The target annual cash incentive award opportunities of our named executive officers for 2024 were as follows:

Named Executive Officer	Target Annual Cash Incentive Award Opportunity	Target Annual Cash Incentive Award Opportunity (as a percentage of annual base salary)	Percentage Change from 2023 Target Annual Cash Incentive Award Opportunity(1)
Mr. Trevisan	$ 625,000	100%	19%
Ms. Palazzo	$ 250,000	64%	—
Mr. Elshareef(2)	$ 205,000	51%	N/A
Mr. Quinn	$ 250,000	61%	11%
Mr. Zales	$ 430,000	78%	30%

(1)
The Compensation Committee determined our named executive officers target annual cash incentive award opportunities for 2024 as a part of its annual practice of conducting a competitive market analysis of peer group executive pay practices. The Compensation Committee considered that higher target annual cash incentive award opportunities result in more “at-risk” compensation. Messrs. Trevisan, Quinn, and Zales received a 19%, 11%, and 30%, respectively, increase based on an adjustment to reflect the competitive market for similarly situated executives. The target annual cash incentive award opportunity for Mr. Elshareef was determined following the Compensation Committee’s evaluation of peer group data for other executives in positions with similar responsibilities.
(2)
Mr. Elshareef commenced employment as our Chief Product Officer effective February 1, 2024. Amount represents the target annual cash incentive award opportunity for Mr. Elshareef. Based on his hire date, Mr. Elshareef was eligible for a prorated payment under the 2024 Annual Incentive Plan.

Executive Compensation Matters

The amount actually paid to a participant could be more or less than the participant’s target annual cash incentive award opportunity, depending on the extent to which applicable performance goals were satisfied. Consistent with prior years, for 2024 the Compensation Committee determined that annual cash incentive awards for such year would be paid to our named executive officers in two installments rather than in one lump sum, whereby (i) 40% of each named executive officer’s target annual cash incentive award opportunity would be paid in an initial lump sum payment following completion of our second fiscal quarter of 2024 (the First Half 2024 Payment) and (ii) the remainder of each named executive officer’s full-year annual cash incentive award would be paid in a lump sum payment following the end of 2024 based on the Compensation Committee’s evaluation of our actual performance for the full year as measured against the achievement of the pre-established corporate and individual performance goals described below (the Second Half 2024 Payment). The Compensation Committee has traditionally determined that annual cash incentive awards would be paid in two installments to align with the incentive plan for our broader employee base, which awards a portion of employees’ bonuses mid-year for retention purposes.

Corporate Strategic Objectives

The Board approves annual strategic objectives for the Company, which are formulated by management to reflect the Company’s goals for that year, and the Compensation Committee utilizes these initiatives as the business performance goals upon which annual cash incentive award payouts are based. The 2024 strategic objectives involved optimizing marketplace growth, embedding customer centricity throughout the Company, enabling our strategic transition to digital commerce, driving market demand and satisfaction for consumers and dealers in our digital transactions, and activities related to employee empowerment and enablement. Each of these initiative categories involved one or more quantitative and qualitative metrics as established by our management that had to be successfully completed for that portion of the initiative to be considered achieved.

For 2024 the threshold, target, and maximum performance levels for the strategic objectives actually achieved and the corresponding payout levels on a sliding scale under the 2024 Annual Incentive Plan were established as follows:

Performance Measure	Performance Level	Payout Percentage
Strategic Objectives	Threshold (27%)(1)	0%
	Target (65%)	100%
	Maximum (100%)	150%
(1)
There was to be no payout under the strategic objective performance measure for performance that did not meet the target level criteria.

Executive Compensation Matters

Corporate Financial Performance Goals

The Compensation Committee selected gross profit and adjusted earnings before interest, taxes, depreciation, and amortization (EBITDA), a non-GAAP financial measure, as the corporate financial performance measures for 2024. The threshold, target, and maximum performance levels for gross profit and adjusted EBITDA, as set forth in our annual operating plan, and the corresponding payout levels on a sliding scale for achievement of such measures under the 2024 Annual Incentive Plan, were established as follows:

Performance Measure	Performance Level	Payout Percentage
Gross Profit	Threshold (70%)(1)	0%
	Target (100%)	100%
	Maximum (105%)	150%
Adjusted EBITDA	Threshold (50%)(1)	0%
	Target (100%)	100%
	Maximum (110%)	150%
(1)
There was to be no payout under the gross profit or adjusted EBITDA performance measure for performance that did not meet the target level criteria.

We calculate adjusted EBITDA as GAAP consolidated net income, adjusted to exclude: depreciation and amortization, impairments, stock‑based compensation expense, stock-based compensation expense for CarOffer, LLC Units (as defined below), transaction-related expenses, other income, net, and provision for income taxes. CarOffer, LLC Units consist of one-time modifications and expense associated with our CO Incentive Units, Subject Units, and Noncontrolling Interest Units (each as defined in Note 2 to our consolidated financial statements included in our Annual Report).

The Compensation Committee determined that, for purposes of the 2024 Annual Incentive Plan, these corporate financial measures were the most appropriate performance measures to use in determining annual cash incentive awards because, in its view, they were the best indicators of our successful execution of our annual operating plan. Thus, the threshold performance levels for these corporate performance measures were the minimum performance levels that had to be achieved before participants could earn any annual cash incentive awards relating to this measure. If the threshold performance level for a particular measure was not achieved, then no award payout would be made under the 2024 Annual Incentive Plan with respect to such measure.

The above-referenced performance objectives should not be interpreted as a prediction of how we will perform in future periods. As described above, the purpose of these objectives was to establish a method for determining the payment of annual cash incentive compensation in 2024. You are cautioned not to rely on these performance goals as a prediction of our future performance.

Individual Performance Goals

For purposes of the 2024 Annual Incentive Plan, the Compensation Committee authorized (i) Mr. Steinert to establish one or more individual performance goals for Mr. Trevisan’s annual cash incentive award opportunity and (ii) Mr. Trevisan to establish one or more individual performance goals for each of the other named executive officers as part of the named executive officer’s annual cash incentive award opportunity. As part of our annual performance evaluation process, Messrs. Steinert and Trevisan, after consultation with Mr. Trevisan or each other named executive officer, respectively, established the named executive officer’s performance goals for the year. These performance goals were not intended to be formulaic, but rather to serve as the framework upon which Messrs. Steinert and Trevisan could evaluate the applicable named executive officer’s overall performance. Such performance goals were established with reference to each individual named executive officer’s position or function within the Company and included operational metrics that could reflect corporate or departmental goals or could include specific operational goals with respect to the named executive

Executive Compensation Matters

officer’s area of responsibility. These performance goals also included the demonstration of leadership and effective decision-making, effective communication, promotion of our strategic objectives and values, and commitment to excellence and work ethic and could include more specific objectives for the named executive officer, such as the successful completion of major projects and organization capability building.

For our named executive officers in 2024 the Compensation Committee established performance ratings for the individual performance goals achieved and the corresponding payout levels under the 2024 Annual Incentive Plan as follows:

Performance Measure	Performance Rating	Payout Percentage
Individual Performance Goals	Partially Met Expectations	50 – 90%
	Met Expectations	90 – 110%
	Exceeded Expectations	110 – 130%
	Far Exceeded Expectations	130 – 150%

Our named executive officers were subject to reviews conducted by their respective direct managers at the conclusion of 2024 to evaluate their performance for the year. These evaluations were the basis for the assessment of their performance rating against the pre-established individual performance goals.

Weighting of Performance Goals

In February 2024, in connection with establishing the corporate performance goals for the year, the Compensation Committee determined the relative weighting for our named executive officers with respect to the strategic objectives, the corporate financial performance goals, and the individual performance goals. For purposes of the 2024 Annual Incentive Plan, the weighting of the performance objectives and goals for our named executive officers was as follows:

Performance Measure	Weighting
Strategic Objectives	15%
Gross Profit	30%
Adjusted EBITDA	40%
Individual Performance Goals	15%

2024 Annual Cash Incentive Award Results

In July 2024 the Compensation Committee determined and approved the First Half 2024 Payments for our named executive officers as follows:

Named Executive Officer	Actual Cash Incentive Award for First Half of 2024 Payment (40% of Annual Target Award)
Mr. Trevisan	$230,000
Ms. Palazzo	$100,000
Mr. Elshareef	$68,033
Mr. Quinn	$95,000
Mr. Zales	$152,000

In February 2025 the Compensation Committee determined and approved the Second Half 2024 Payments based on the appropriate total amounts to be paid to our named executive officers under the 2024 Annual Incentive Plan based on our actual performance for 2024 with respect to each strategic objective and corporate financial performance goal and each named executive officer’s individual performance against the named

Executive Compensation Matters

executive officer’s distinct performance goals. For 2024 the actual results against the targets set for the corporate components under the 2024 Annual Incentive Plan were as follows:

Performance Measure	Achievement Percentage or Rating	Payout Percentage
Strategic Objectives	69.6%	106.1%
Gross Profit	99.8%	98.0%
Adjusted EBITDA	109.2%	146.0%
Individual Performance Goals	(1)	(1)
(1)
Performance ratings and corresponding payout percentages for each named executive officer varied based on the 2024 performance reviews conducted for each such individual.

The target annual cash incentive award opportunities and the actual cash incentive award payments (inclusive of the First Half 2024 Payments) made to our named executive officers for 2024 were as follows:

Named Executive Officer	Target Annual Cash Incentive Award	Actual Annual Cash Incentive Award	Percentage of Target Annual Cash Incentive Award Actually Paid
Mr. Trevisan	$625,000	$755,938	120.95%
Ms. Palazzo	$250,000	$285,500	114.20%
Mr. Elshareef(1)	$205,000	$222,725	118.70%
Mr. Quinn	$250,000	$298,625	119.45%
Mr. Zales	$430,000	$520,085	120.95%

(1)
Mr. Elshareef commenced employment as our Chief Product Officer effective as of February 1, 2024. His target annual cash incentive award opportunity and award payment for 2024 performance were prorated to reflect his partial year of employment.

The annual cash incentive award payments made to our named executive officers for 2024 are set forth in the “Summary Compensation Table” below.

Long-Term Incentive Compensation

Historically and during 2024 we have used RSU awards with time-based vesting requirements to retain, motivate, and reward our named executive officers for long-term increases in the value of our Class A common stock and, thereby, to align their interests with those of our stockholders.

Typically, the size and form of the equity awards granted to our named executive officers are determined by the Compensation Committee at a level that it believes is competitive with current market practices (with reference to our compensation peer group) and after taking into consideration each individual named executive officer’s role and the scope of responsibilities, qualifications, experience, past performance and expected future contributions, current equity holdings, and the potential equity awards to be granted to our other executive officers.

For its determination of the size and form of equity awards to be granted to our named executive officers in 2024, the Compensation Committee considered Compensia’s competitive market analysis, including a review of equity awards granted to executives holding comparable positions at the companies in our compensation peer group, as well as its own assessment of our 2023 performance and the other factors described in “2024 Named Executive Officer Compensation – Base Salary” above.

Additionally, while we typically grant equity awards to our executive officers on an annual basis, the Compensation Committee previously determined to increase the size of the 2021 equity award granted to Mr.

Executive Compensation Matters

Trevisan to cover the value of awards he would otherwise receive through 2024. As a result, the Compensation Committee had indicated at that time that it did not contemplate that Mr. Trevisan would be eligible for an equity award in respect of long-term incentive compensation until 2025. Mr. Trevisan did not receive an equity award in 2022 but, as discussed below, the Compensation Committee approved an annual equity award of RSUs to Mr. Trevisan in February 2024. In deciding to grant the RSU award to Mr. Trevisan, the Compensation Committee considered the retentive power of Mr. Trevisan’s previous equity awards, market conditions impacting the Company’s stock price, and the incentive power of such award to continue to focus Mr. Trevisan on creating long-term stockholder value and further align his interests with those of our stockholders.

The Compensation Committee granted the following equity awards to our named executive officers in 2024:

Named Executive Officer	RSU Award (number of units)	RSU Award (grant date fair value)(1)
Mr. Trevisan	275,150	$6,399,989
Ms. Palazzo(2)	—	$—
Mr. Elshareef(3)	76,077	$1,799,982
Mr. Quinn	90,283	$2,099,983
Mr. Zales	165,090	$3,839,993
(1)
The amounts reported represent the grant date fair value of the time-based RSU awards, as computed in accordance with FASB ASC Topic 718, which excludes the impact of estimated forfeitures related to service-based vesting conditions, reflects the accounting cost for the equity awards, and does not correspond to the actual economic value that may be received by our named executive officers from the equity awards.
(2)
In connection with Ms. Palazzo appointment as our Chief Financial Officer effective December 4, 2023, she received a new hire RSU award covering 91,575 units of our Class A common stock. As such, Ms. Palazzo did not receive an equity award in February 2024.
(3)
Mr. Elshareef commenced employment as our Chief Product Officer effective as of February 1, 2024.

Upon vesting, all of the RSU awards presented in the table above will be settled by issuing the number of shares of our Class A common stock underlying the RSUs that vested on such date. In addition, all such RSU awards provide for acceleration of vesting in the event the named executive officer’s employment is terminated by us without cause or by the named executive officer for good reason within 12 months following a Change of Control (as defined in the 2017 Plan).

The equity awards granted to our named executive officers in 2024 are set forth in the “Summary Compensation Table” and the “2024 Grants of Plan-Based Awards Table” below.

Welfare and Health Benefits

We have established a broad-based tax-qualified savings plan under Section 401(k) of the Code for our eligible U.S. employees, including our named executive officers, who satisfy certain eligibility requirements, including requirements relating to age and length of service. Currently, we match contributions made to the plan by our employees as follows: 50% of an employee’s calendar-year contributions, up to a maximum of 8% of the employee’s cash compensation paid during the period. Mandatory matching contributions may be subject to vesting based on an employee’s employment start date and length of service. Employees can designate the investment of their Section 401(k) accounts into a broad range of mutual funds. We do not allow investment in our Class A common stock through the Section 401(k) plan. We intend for the plan to qualify under Section 401(a) of the Code so that contributions by employees to the plan, and income earned on plan contributions, are not taxable to employees until withdrawn from the plan.

In addition, our named executive officers are eligible to receive the same employee benefits that are generally available to all of our U.S. CarGurus employees, subject to the satisfaction of certain eligibility requirements.

Executive Compensation Matters

These benefits include: medical, dental, and vision coverage; health savings and flexible spending accounts; paid time off; flexible hybrid work schedules or remote work on a case-by-case basis; employee assistance programs; short-term and long-term disability insurance; term life insurance; and fertility health and family-forming benefits, as well as paid access to certain wellness and family care resources.

In structuring our employee benefit programs, we seek to provide an aggregate level of benefits that are competitive with those provided by similar companies, compliant with applicable laws and practices, and affordable to our employees. We adjust these programs as needed based upon regular monitoring of applicable laws and practices, the competitive market, and our employees’ needs.

Perquisites and Other Personal Benefits

We do not view perquisites or other personal benefits as a significant element of our executive compensation program. Accordingly, we do not provide significant perquisites or other personal benefits to our named executive officers except as generally made available to our employees, or in situations where we believe it is appropriate to assist a named executive officer in the performance of the individual’s duties, to make our named executive officers more efficient and effective, and for recruitment and retention purposes. During 2024 we provided our named executive officers with a supplemental commuting benefit to and from our offices in Cambridge and Boston, Massachusetts to allow them to more efficiently use commuting hours for business purposes. The amounts associated with this benefit are reflected in the “Summary Compensation Table” below.

In the future, we may provide perquisites or other personal benefits in limited circumstances, such as those described in the preceding paragraph. All future practices with respect to perquisites or other personal benefits for our named executive officers will be approved and subject to periodic review by the Compensation Committee.

Employment Arrangements

We have entered into employment offer letters with each of our named executive officers. For a summary of the material terms and conditions of our employment arrangements with our named executive officers, see “Executive Employment Arrangements” below.

Post-Employment Compensation Arrangements

The employment offer letters with our named executive officers provide for certain protections in the event of their termination of employment under specified circumstances. We believe that these protections were necessary to induce these individuals to forego other opportunities or leave their then-current employment for the uncertainty of a demanding position in a new and unfamiliar organization. We also believe that these arrangements continue to serve our executive retention objectives by helping our named executive officers maintain continued focus and dedication to their responsibility to maximize stockholder value.

For a summary of the material terms and conditions of the post-employment compensation arrangements with our named executive officers, see “Executive Employment Arrangements” below. For an estimate of the value of payments and benefits that our named executive officers would have been eligible to receive if a hypothetical change of control or other trigger event had occurred on December 31, 2024, see “Potential Payments upon Termination of Employment or Change in Control” below.

Other Compensation Policies

Insider Trading Policy

We have adopted an Insider Trading Policy that applies to our directors, employees, and certain other persons as may be designated by the administrator of such policy. We believe that the Insider Trading Policy is reasonably designed to promote compliance with insider trading laws, rules, and regulations with respect to the

Executive Compensation Matters

purchase, sale, and/or other dispositions of our securities, as well as the applicable rules and regulations of Nasdaq. A copy of the Insider Trading Policy is filed as Exhibit 19.1 to our Annual Report.

Hedging and Pledging Policy

Our Insider Trading Policy prohibits our directors, employees, and certain other persons as may be designated by the administrator of such policy from engaging in short-term trading of our securities, short sales of our securities, buying or selling puts or calls or other derivative securities on our securities, or entering into hedging or monetization transactions or similar arrangements with respect to our securities without prior approval from the policy administrator. In addition, our Insider Trading Policy prohibits our directors, employees, and certain other persons as may be designated by the administrator of such policy from holding our securities in a margin account or pledging our securities as collateral for a loan without prior approval from the policy administrator.

Compensation Clawback Policy

Effective October 2, 2023, the Clawback Policy was amended in order to comply with Nasdaq listing standards implementing Exchange Act Rule 10D-1. If we are required to prepare an accounting restatement due to a material noncompliance of the Company with any financial reporting requirement under the securities law (a Restatement), the Clawback Policy provides for, among other things, the mandatory recovery by the Company of erroneously awarded incentive-based compensation (i.e., incentive-based compensation that was based on the attainment of a financial reporting measure) from persons who served as an executive officer of the Company (the Executive Officers) at any time during the performance period for such incentive-based compensation and who received such compensation during the three fiscal years preceding the date on which the Company is required to prepare the Restatement (the Recovery Period). The compensation to be recovered is the amount in excess of what would have been paid based on the restated results. Recovery is required on a “no fault” basis, without regard to whether any misconduct occurred and without regard to whether an Executive Officer was responsible for the erroneous financial statements.

The Clawback Policy also provides that if we are required to prepare a Restatement, then the Board (or a committee thereof) may take, in its discretion, such actions as it deems necessary to recover from any other current or former employee that is covered by the Clawback Policy (i.e., an individual that the Board determines contributed to the Restatement through willful misconduct, fraud, or a breach of a fiduciary duty) (a Participating Employee and together with the Executive Officers, the Covered Persons) any incentive-based equity compensation received by such Participating Employee during the Recovery Period that is determined to be in excess of what would have been paid based on the restated results.

The Clawback Policy further provides for the recovery of excess incentive-based cash and equity compensation from a Covered Person that the Board (or a committee thereof) determines, in its discretion, has engaged in Detrimental Conduct (i.e., willful misconduct, fraud, the violation of a law or regulation, or non-compliance with Company policies that (in the case of each of the foregoing) has resulted, or is reasonably likely to result, in a material adverse impact on the Company’s financial results, operations, or reputation), to the extent such compensation was granted during the one-year period preceding the date of the Detrimental Conduct or any time thereafter.

Executive Compensation Matters

Policies and Practices Related to the Grant of Certain Equity Awards Close in Time to the Release of Material Nonpublic Information

The Compensation Committee generally will review and approve annual equity awards to our named executive officers and other eligible employees in February of each year, which is near the beginning of our fiscal year. This allows the Compensation Committee to grant equity awards at the beginning of the relevant performance cycle with the benefit of reviewing results from the immediately preceding performance cycle. We also may grant equity awards at other times during the year for new hires or for other reasons, including, for example, a job promotion or for retention purposes.

We do not backdate or retroactively grant RSU awards. We generally schedule Board and Compensation Committee meetings approximately one year in advance and, as noted above, generally make annual equity awards to our name executive officers at approximately the same time each year. We do not time our equity awards to take advantage of the release of earnings or other major announcements by us or market conditions.

We do not currently grant new awards of stock options, stock appreciation rights, or similar option-like instruments. Accordingly, we have no specific policy or practice on the timing of awards of such options in relation to the disclosure of material nonpublic information by the Company. In the event we determine to grant new awards of such options, the Board and the Compensation Committee will evaluate the appropriate steps to take in relation to the foregoing.

Tax and Accounting Considerations

Deductibility of Executive Compensation

In determining executive compensation, the Compensation Committee considers the possible income tax consequences to the Company and to our executive officers.

Generally, Section 162(m) of the Code disallows a federal income tax deduction for public corporations of remuneration in excess of $1 million paid for any fiscal year to certain current or former executive officers. To maintain flexibility to compensate our executive officers in a manner designed to promote our short-term and long-term corporate goals and objectives, the Compensation Committee has not adopted a policy that all compensation must be deductible. Therefore, the Compensation Committee may approve base salaries and other compensation awards for our executive officers that may not be fully deductible because of the deduction limit of Section 162(m).

Accounting for Stock-Based Compensation

We follow FASB ASC Topic 718 for our stock-based compensation awards. FASB ASC Topic 718 requires us to measure the compensation expense for all share-based payment awards made to our employees and non-employee members of the Board, including RSU awards that may be settled in shares of our Class A common stock, options to purchase shares of our Class A common stock, and other stock awards, based on the grant date “fair value” of these awards. For RSU awards that may be settled in shares of our Class A common stock, the grant date fair value is determined using the closing price of our Class A common stock. For options to purchase shares of our Class A common stock, the grant date fair value is determined utilizing the Black-Scholes option-pricing model, a generally accepted option valuation methodology. FASB ASC Topic 718 also requires us to recognize the compensation cost of our stock-based compensation awards in our income statements over the period that an employee or director is required to render service in exchange for an RSU award, stock option, or other stock award.

This calculation is performed for accounting purposes and reported in the executive compensation tables required by the federal securities laws, even though the recipient of the awards may never realize any value from their awards.

Executive Compensation Matters

Compensation Committee Report

The report of the Compensation Committee is not considered to be “soliciting material,” is not deemed “filed” with the SEC, and is not to be incorporated by reference into any filing of the Company under the Securities Act or the Exchange Act.

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis with management. Based on such review and discussions, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement and incorporated by reference into our Annual Report on Form 10-K for the fiscal year ended December 31, 2024.

By the Compensation Committee of the Board of Directors of CarGurus, Inc.

Stephen Kaufer (Chair)

Steven Conine

Executive Compensation Matters

Executive Compensation Tables

Summary Compensation Table

The following table presents for the years ended December 31, 2024, 2023, and 2022, the compensation paid or awarded to, or earned by, our named executive officers.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)	NQSO Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)(3)	All Other Compensation ($)	Total ($)
Jason Trevisan Chief Executive Officer and interim Principal Financial Officer, Principal Accounting Officer, and Treasurer	2024	610,000	—	6,399,989	—	755,938	33,656(4)	7,799,583
	2023	565,000	—	2,564,246	—	595,187	28,780	3,753,213
	2022	556,200	—	545,278(5)	—	432,480	13,158	1,547,116
Elisa Palazzo(6) Former Chief Financial Officer and Treasurer	2024	390,000	—	—	—	285,500	99,234(7)	774,734
	2023	31,023	50,000	1,999,998	—	19,699	—	2,100,720
Ismail Elshareef(8) Chief Product Officer	2024	366,666	100,000(9)	1,799,982	—	222,725	201,691(10)	2,691,064
Matthew Quinn Chief Technology Officer	2024	402,500	—	2,099,983	—	298,625	15,704(11)	2,816,812
	2023	369,500	7,500	1,999,980	—	234,627	12,329	2,623,936
	2022	325,000	22,500(12)	1,700,235(13)	499,994	175,028	11,069(12)	2,733,826
Samuel Zales President and Chief Operating Officer	2024	543,750	—	3,839,993	—	520,085	15,910(14)	4,919,738
(1)
Represents the aggregate grant date fair value of the time-based RSU awards based on the closing market price of our Class A common stock on the date of grant computed in accordance with FASB ASC Topic 718. See Notes 2 and 11 to the consolidated financial statements in our Annual Report for the assumptions regarding the valuation of these equity awards.
(2)
Represents the aggregate grant date fair value of the NQSO award, which is determined utilizing the Black-Scholes option-pricing model, a generally accepted option valuation methodology. See Notes 2 and 11 to the consolidated financial statements in our Annual Report for the assumptions regarding the valuation of these equity awards.
(3)
The amounts in this column reflect cash incentive awards under our Annual Incentive Plan for the applicable year determined by the Compensation Committee based on our achievement of certain strategic objectives, corporate financial performance goals, and the individual named executive officer’s performance goals, as applicable. See “2024 Named Executive Officer Compensation – Cash Incentive Awards” in the “Compensation Discussion and Analysis” section of this proxy statement for additional information regarding the 2024 Annual Incentive Plan.
(4)
Consists of (i) $19,331 attributable to Mr. Trevisan for his use of a limited supplemental shared commuting benefit, (ii) $13,800 for the Company’s Section 401(k) matching contribution, and (iii) $525 for parking.
(5)
Due to the aggregate size of Mr. Trevisan’s 2021 equity award package upon his appointment as Chief Executive Officer, he did not receive an award in 2022. The amount reflected in the table above is related to the modification expense associated with the 2022 PSU Amendment (as defined below), pursuant to which the vesting terms of the performance-based RSU granted to Mr. Trevisan in 2021 were amended to time-based RSUs. For more information regarding the amended performance-based RSU awards, see the “Modification of 2021 and 2022 Performance-Based Equity Grants” section of our 2023 annual meeting of stockholders filed with the SEC on April 26, 2023 (2023 Proxy Statement).
(6)
Ms. Palazzo stepped down as our Chief Financial Officer and Treasurer effective March 7, 2025.

Executive Compensation Matters

(7)
Consists of (i) $85,966 for relocation benefits pursuant to the Relocation Repayment Agreement dated October 16, 2023, between Ms. Palazzo and the Company (the Palazzo Relocation Agreement) and includes a tax “gross-up” of $25,231, (ii) $11,500 for the Company’s Section 401(k) matching contribution; (iii) $943 attributable to Ms. Palazzo for her use of a limited supplemental shared commuting benefit, and (iv) $825 for parking and a bike or walk to work bonus.
(8)
Mr. Elshareef commenced employment as our Chief Product Officer effective February 1, 2024. His base salary for 2024 was $400,000, of which he received a pro rata share from February 1, 2024 to December 31, 2024.
(9)
This amount reflects the cash sign-on bonus paid to Mr. Elshareef in connection with his hire.
(10)
Consists of (i) $196,064 for relocation benefits pursuant to the Relocation Repayment Agreement dated October 17, 2023, between Mr. Elshareef and the Company (the Elshareef Relocation Agreement) and includes a tax “gross-up” of $60,664, (ii) $4,680 for the Company’s Section 401(k) matching contribution; (iii) $525 for parking, and (iv) $422 attributable to Mr. Elshareef for his use of a limited supplemental shared commuting benefit.
(11)
Consists of (i) $13,800 for the Company’s Section 401(k) matching contribution, (ii) $1,379 attributable to Mr. Quinn for his use of a limited supplemental shared commuting benefit, and (iii) $525 for parking.
(12)
In connection with the commencement of his employment, Mr. Quinn received a $30,000 cash sign-on bonus, which was paid in three installments. Mr. Quinn received the first two installments, totaling $22,500, in 2022 (the 2022 Bonus Payment). The 2022 Bonus Payment was inadvertently included in the “All Other Compensation” column of the “Summary Compensation Table” in our 2023 Proxy Statement. The presentation of Mr. Quinn’s 2022 compensation has been updated to include the 2022 Cash Bonus Payment in the “Bonus” column. The amount in the “All Other Compensation” column for 2022 represents the Company’s Section 401(k) matching contribution.
(13)
In 2022 Mr. Quinn was granted a performance-based RSU award. The value reported for Mr. Quinn reflects the value of the award at the grant date based upon the grant date fair value determined utilizing a Monte Carlo simulation model, a generally accepted statistical technique used, in this instance, to simulate a range of possible future prices for the Company and the companies that comprise the S&P 500 Index as of the day before the applicable performance period (PSU Peer Group Companies) over the applicable performance periods under the performance-based RSU award. If the performance-based RSU award granted to Mr. Quinn was earned at the maximum level, the grant date fair value of the performance-based RSU award would be $1,400,499 utilizing a Monte Carlo simulation model, a generally accepted statistical technique used, in this instance, to simulate a range of possible future prices for the Company and the PSU Peer Group Companies over the applicable performance periods under the performance-based RSU award. The terms of Mr. Quinn’s performance-based RSU award were subsequently amended in February 2022 to convert the award to time-based RSUs (the 2022 PSU Amendment). The amount listed in the table above for Mr. Quinn’s 2022 stock award includes the modification expense associated with the 2022 PSU Amendment. For more information regarding the amended performance-based RSU awards, see the “Modification of 2021 and 2022 Performance-Based Equity Grants” section of our 2023 Proxy Statement.
(14)
Consists of (i) $13,800 for the Company’s Section 401(k) matching contribution, (ii) $1,585 attributable to Mr. Zales for his use of a limited supplemental shared commuting benefit, and (iii) $525 for parking.

Executive Compensation Matters

2024 Grants of Plan-Based Awards Table

The following table presents, for each of our named executive officers, information concerning each grant of a cash or equity award made during the year ended December 31, 2024.

			Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)
Name	Approval Date	Grant Date	Threshold ($)	Target ($)	Maximum ($)	All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options(#)	Exercise or Base Price of Option Awards ($/sh)	Grant Date Fair Value of Stock and Option Awards ($)(2)
Jason Trevisan	02/7/2024	02/7/2024	—	—	—	275,150	—	—	6,399,989
	—	—	0	625,000	937,500	—	—	—	—
Elisa Palazzo	—	—	—	—	—	—	—	—	—
	—	—	0	250,000	375,000	—	—	—	—
Ismail Elshareef	10/17/2023	02/1/2024	—	—	—	76,077	—	—	1,799,982
	—	—	—	187,636(3)	281,454(3)	—	—	—	—
Matthew Quinn	02/7/2024	02/7/2024	—	—	—	90,283	—	—	2,099,983
	—	—	0	250,000)	375,000	—	—	—	—
Samuel Zales	02/7/2024	02/7/2024	—	—	—	165,090	—	—	3,839,993
	—	—	0	430,000	645,000	—	—	—	—
(1)
The amounts reported in the “Target” sub-column reflect the minimum payment level of non-equity incentive plan compensation for each of our named executive officers assuming a target level of performance under the 2024 Annual Incentive Plan. The amounts reported in the “Maximum” sub-column reflect that for 2024 the program provided each named executive officer with the potential to earn a maximum of 150% of the target cash incentive award opportunity. See “2024 Named Executive Officer Compensation – Cash Incentive Awards” in the “Compensation Discussion and Analysis” section of this proxy statement for additional information regarding the 2024 Annual Incentive Plan. Non-equity incentive plan awards actually paid by us for services rendered in 2024 are reported in the “Non-Equity Incentive Plan Compensation” column of the “Summary Compensation Table” above.
(2)
Represents the aggregate grant date fair value of the time-based RSU awards under the 2017 Plan based on the closing market price of our Class A common stock on the date of grant computed in accordance with FASB ASC Topic 718. See Notes 2 and 11 to the consolidated financial statements in our Annual Report for the assumptions regarding the valuation of these equity awards.
(3)
2024 target and maximum annual cash incentive opportunity prorated for service time provided in 2024.

Executive Compensation Matters

2024 Outstanding Equity Awards at Fiscal Year-End Table

The following table presents, for each of our named executive officers, information regarding outstanding equity awards held as of December 31, 2024.

			Option Awards				Stock Awards
Name	Grant Date	Vesting Commencement Date	Number of securities underlying unexercised options (#) exercisable	Number of securities underlying unexercised options (#) unexercisable	Option exercise price ($)	Option expiration date	Number of shares or units of stock that have not vested (#)	Market value of shares or units of stock that have not vested ($)(1)
Jason Trevisan	02/10/2021	01/01/2021	—	—	—	—	15,797(2)	577,222
	02/10/2021	01/01/2021	246,421(3)	16,429(3)	35.61	02/10/2031	—	—
	02/08/2022	01/01/2021	—	—	—	—	7,898(2)(4)	288,593
	02/16/2023	01/01/2023	—	—	—	—	19,171(5)	700,508
	02/07/2024	01/01/2024	—	—	—	—	240,756(6)	8,797,224
Elisa Palazzo	12/04/2023	12/04/2023	—	—	—	—	66,682(7)	2,509,640
Ismail Elshareef	02/01/2024	02/01/2024	—	—	—	—	76,077(8)	2,779,854
Matthew Quinn	01/03/2022	01/01/2022	—	—	—	—	8,929(9)	326,266
	01/03/2022	01/01/2022	20,807(10)	9,459(10)	35.00	01/03/2032	—	—
	02/08/2022	01/01/2022	—	—	—	—	4,462(4)(11)	163,041
	02/16/2023	01/01/2023	—	—	—	—	2,243(5)	81,959
	02/16/2023	01/01/2023	—	—	—	—	57,192(12)	2,089,796
	02/07/2023	01/01/2024	—	—	—	—	73,355(13)	2,680,392
Samuel Zales	02/10/2021	01/01/2021	—	—	—	—	9,478(2)	346,326
	02/10/2021	01/01/2021	—(3)	9,857(3)	35.61	02/10/2031	—	—
	02/08/2022	01/01/2021	—	—	—	—	4,738(2)(4)	173,127
	02/16/2023	01/01/2023	—	—	—	—	11,502(5)	420,283
	02/07/2024	01/01/2024	—	—	—	—	144,454(6)	5,278,349
(1)
The market price for our Class A common stock is based on $36.54 per share, the closing market price of our Class A common stock on December 31, 2024. Our Class B common stock is valued the same as our Class A common stock.
(2)
6.25% of the shares of our Class A common stock subject to this RSU award vested on April 1, 2021, and 6.25% of the shares subject to this RSU award will vest or have vested, as applicable, on the first day of each three-month period thereafter until January 1, 2025, contingent upon the named executive officer remaining continuously employed by us through each applicable vesting date.
(3)
6.25% of the shares of our Class A common stock underlying this NQSO award vested on April 1, 2021, and 6.25% of the shares of our Class A common stock underlying this NQSQ award will vest or have vested, as applicable, on the first day of each three-month period thereafter until January 1, 2025, contingent upon the named executive officer remaining continuously employed by us through each applicable vesting date.
(4)
In February 2022 the Compensation Committee amended the vesting provisions of the performance-based RSU awards granted to our executive officers in 2021 and 2022, as applicable, from performance-based to time-based. See the “Modification of 2021 and 2022 Performance-Based Equity Grants” section of our 2023 Proxy Statement for more information. This table gives effect to the 2022 PSU Amendment.
(5)
12.5% of the shares of our Class A common stock subject to this RSU award vested on April 1, 2023, and 12.5% of the shares subject to this RSU award will vest or have vested, as applicable, on the first day of each three-month period thereafter until January 1, 2025, contingent upon the named executive officer remaining continuously employed by us through each applicable vesting date.
(6)
(i) 4.17% of the shares of our Class A common stock subject to this RSU award vested on April 1, 2024, and on the first day of each three-month period thereafter until October 1, 2024; (ii) 9.38% of the shares subject to this RSU

Executive Compensation Matters

award will vest on January 1, 2025; (iii) 9.37% of the shares subject to this RSU award will vest on the first day of each three-month period thereafter until October 1, 2025; and (iv) 6.25% of the shares subject to this RSU award will vest on the first day of each three-month period from January 1, 2026 until October 1, 2027, contingent upon the named executive officer remaining continuously employed by us through each applicable vesting date.
(7)
25% of the shares of our Class A common stock subject to this RSU award vested on December 4, 2024, and 6.25% of the shares subject to this RSU award will vest on the fourth day of each three-month period thereafter until December 4, 2027, contingent upon Ms. Palazzo remaining continuously employed by us through each applicable vesting date. Ms. Palazzo stepped down as our Chief Financial Officer and Treasurer effective March 7, 2025. As a result of her departure, Ms. Palazzo forfeited all then unvested RSUs that were held by her as of March 7, 2025.
(8)
25% of the shares of our Class A common stock subject to this RSU award will vest on February 1, 2025, and 6.25% of the shares subject to this RSU award will vest on the first day of each three-month period thereafter until February 1, 2028, contingent upon Mr. Elshareef remaining continuously employed by us through each applicable vesting date.
(9)
25% of the shares of our Class A common stock subject to this RSU award vested on January 3, 2023, and 6.25% of the shares of our Class A common stock underlying this RSU award will vest or have vested, as applicable, on the first day of each three-month period thereafter until January 1, 2026, contingent upon Mr. Quinn remaining continuously employed by us through each applicable vesting date.
(10)
25% of the shares of our Class A common stock underlying this NQSO award vested on January 3, 2023, and 6.25% of the shares of our Class A common stock underlying this NQSQ award will vest or have vested, as applicable, on the first day of each three-month period thereafter until January 1, 2026, contingent upon Mr. Quinn remaining continuously employed by us through each applicable vesting date.
(11)
25% of the shares of our Class A common stock subject to this RSU award vested on January 1, 2023, and 6.25% of the shares subject to this RSU award will vest or have vested, as applicable, on the first day of each three-month period thereafter until January 1, 2026, contingent upon Mr. Quinn remaining continuously employed by us through each applicable vesting date.
(12)
6.25% of the shares of our Class A common stock subject to this RSU award vested on April 1, 2024, and 6.25% of the shares subject to this RSU award will vest or have vested, as applicable, on the first day of each three-month period thereafter until January 1, 2027, contingent upon Mr. Quinn remaining continuously employed by us through each applicable vesting date.
(13)
6.25% of the shares of our Class A common stock subject to this RSU award will vest on April 1, 2025, and 6.25% of the shares subject to this RSU award will vest or have vested, as applicable, on the first day of each three-month period thereafter until January 1, 2028, contingent upon Mr. Quinn remaining continuously employed by us through each applicable vesting date.

Executive Compensation Matters

2024 Option Exercises and Stock Vested Table

The following table presents, for each of our named executive officers, information regarding the number and value of stock options exercised and RSU awards vested during the year ended December 31, 2024.

	Option Awards		Stock Awards
Name	Number of shares acquired on exercise (#)(1)	Value realized on exercise ($)(2)	Number of shares acquired on vesting (#)(3)	Value realized on vesting ($)(4)
Jason Trevisan	—	—	210,704	5,370,398
Elisa Palazzo	—	—	22,893	887,791
Ismail Elshareef	—	—	—	—
Matthew Quinn	—	—	62,033	1,585,856
Samuel Zales	328,863	5,486,072	129,748	3,302,579
(1)
The amounts reported in this column represent the gross number of shares of our Class A common stock acquired upon the exercise of vested stock options without taking into account any shares that may have been withheld or sold to cover the option exercise price or applicable tax withholding obligations.
(2)
The amounts reported in this column represent the taxable income recognized upon the exercise of vested stock options calculated by multiplying (i) the number of shares of our Class A common stock acquired upon exercise by (ii) the difference between the closing market price of our Class A common stock at exercise and the exercise price of the options.
(3)
The amounts reported in this column represent the gross number of shares of our Class A common stock acquired upon the vesting of RSU awards without taking into account any shares that may have been withheld to satisfy applicable tax withholding obligations. Upon vesting of these awards, the Company withheld a portion of distributable shares in respect of taxes. The number of shares received after taking into account any shares withheld are as follows: 115,812 for Mr. Trevisan, 15,822 for Ms. Palazzo, 38,239 for Mr. Quinn, and 72,721 for Mr. Zales.
(4)
The amounts reported in this column represent the taxable income recognized upon the vesting of RSU awards calculated by multiplying the gross number of RSUs vested by the closing market price of our Class A common stock on the vesting date or, if the vesting occurred on a day on which Nasdaq was closed for trading, the prior trading day.

Executive Compensation Matters

Potential Payments upon Termination of Employment or Change in Control

The following table sets forth the potential (estimated) payments and benefits to which our named executive officers would have been entitled, as specified under their respective employment offer letter or equity award agreement, as applicable, assuming an employment termination date of December 31, 2024, on which the market price for our Class A common stock was $36.54 per share (the closing price on December 31, 2024).

Name and Benefit	Termination without Cause ($)	Resignation for Good Reason ($)	Change of Control ($)	Termination without Cause or for Good Reason in connection with Change of Control ($)
Jason Trevisan
Base Salary	—	—	—	—
Bonus	—	—	—	—
Equity Awards (Accelerated Vesting)(1)	—	—	—	10,378,827
Health & Benefits	—	—	—	—
Other(2)	100,000	100,000	—	100,000
Total Estimated Value	100,000	100,000	—	10,478,827
Elisa Palazzo			—
Base Salary(3)	292,500	292,500	—	292,500
Bonus	—	—	—	—
Equity Awards (Accelerated Vesting)(1)	—	—	—	2,509,640
Health & Benefits(3)	18,406	18,406	—	18,406
Other	—	—	—	—
Total Estimated Value	310,906	310,906	—	2,820,546
Ismail Elshareef
Base Salary(4)	275,000	275,000	—	275,000
Bonus	—	—	—	—
Equity Awards (Accelerated Vesting)(1)	—	—	—	2,779,854
Health & Benefits(4)	12,398	12,398	—	12,398
Other	—	—	—	—
Total Estimated Value	287,398	287,398	—	3,067,252
Matthew Quinn
Base Salary(5)	301,875	301,875	—	301,875
Bonus	—	—	—	—
Equity Awards (Accelerated Vesting)(1)	—	—	—	5,356,021
Health & Benefits(5)	18,406	18,406	—	18,406
Other	—	—	—	—
Total Estimated Value	320,281	320,281	—	5,676,302
Samuel Zales
Base Salary	—	—	—	—
Bonus	—	—	—	—
Equity Awards (Accelerated Vesting)(1)	—	—	—	6,227,252
Health & Benefits	—	—	—	—
Other(6)	100,000	—	—	100,000
Total Estimated Value	100,000	—	—	6,327,252
(1)
Our forms of time-based RSU award agreement and NQSO award agreement provide for acceleration of unvested RSUs or NQSOs, as applicable, under such award in the event that such named executive officer is terminated by us without Cause or by such named executive officer for Good Reason (each as defined in the Company’s standard time-based RSU award agreement and NQSO award agreement, as applicable, for executive officers, the forms of which have been previously filed with the SEC) within 12 months following a Change of Control (as defined in the 2017

Executive Compensation Matters

Plan).

For all purposes above, a Change of Control under the 2017 Plan generally occurs if: (i) a person, entity, or affiliated group, with certain exceptions, acquires more than 50% of our then outstanding voting securities; (ii) we merge into another entity unless the holders of our voting shares immediately prior to the merger have at least 50% of the combined voting power of the securities in the merged entity or its parent; (iii) we merge into another entity and the members of the Board prior to the merger would not constitute a majority of the board of directors of the merged entity or its parent; (iv) we sell or dispose of all or substantially all of our assets; (v) our stockholders approve a plan of complete liquidation or dissolution; or (vi) a majority of the members of the Board is replaced during any 12-month period by directors whose appointment or election is not endorsed by a majority of the incumbent directors.

(2)
Pursuant to an employment offer letter between the Company and Mr. Trevisan dated August 10, 2015, if we terminate Mr. Trevisan’s employment without cause, or Mr. Trevisan terminates his employment for good reason, subject to him signing and not revoking a release of any and all claims against the Company, he will be entitled to a lump-sum cash severance payment in the amount of $100,000. See “Executive Employment Arrangements” for more information.
(3)
Pursuant to an employment offer letter between the Company and Ms. Palazzo dated October 16, 2023, if we terminate Ms. Palazzo’s employment without cause, or Ms. Palazzo terminates her employment for good reason, subject to her signing and not revoking a release of any and all claims against the Company and a reaffirmation of all her post-employment obligations under her nondisclosure agreement, and in the Company’s sole discretion, a one-year post-employment noncompetition agreement, she will be entitled to (i) a severance payment of an amount equal to nine months of her base salary, which will be paid in substantially equal installments in accordance with the Company’s payroll practices over six months commencing within 60 days following her termination of employment and (ii) reimbursement on a monthly basis for the COBRA premiums that Ms. Palazzo would pay for continued health care coverage under our group health plans for herself and her dependents until the earlier of nine months, until she becomes eligible under another employer’s group coverage, or until she ceases to be eligible for COBRA coverage for any reason. See “Executive Employment Arrangements” for more information.

Ms. Palazzo stepped down as our Chief Financial Officer and Treasurer on March 7, 2025. In connection with her departure, we provided Ms. Palazzo the severance payment and benefits required under her employment offer letter in the event of a termination without cause, which consists of a severance payment of $292,500 (nine months of base salary) and reimbursement on a monthly basis for the COBRA premiums that Ms. Palazzo pays for continued health care coverage under our group health plans for herself and her dependents until the earlier of (i) December 31, 2025, (ii) she becomes eligible under another employer’s group coverage, or (iii) she ceases to be eligible for COBRA coverage for any reason. We also entered into a separation agreement and general release with Ms. Palazzo effective March 7, 2025, relating to release of claims by Ms. Palazzo and memorializing the terms of her separation. Such separation agreement did not in any way modify or enhance the payment and benefits to which Ms. Palazzo was entitled as a result of her employment offer letter, except the Company agreed to pay her severance payment in a lump sum rather than over a period of six months.

(4)
Pursuant to an employment offer letter between the Company and Mr. Elshareef dated October 17, 2023, if we terminate Mr. Elshareef’s employment without cause, or Mr. Elshareef terminates his employment for good reason, subject to his signing and not revoking a release of any and all claims against the Company and a reaffirmation of all his post-employment obligations under his nondisclosure agreement, and in the Company’s sole discretion, a one-year post-employment noncompetition agreement, he will be entitled to (i) a severance payment of an amount equal to nine months of his base salary, which will be paid in substantially equal installments in accordance with the Company’s payroll practices over six months commencing within 60 days following his termination of employment and (ii) reimbursement on a monthly basis for the COBRA premiums that Mr. Elshareef would pay for continued health care coverage under our group health plans for himself and his dependents until the earlier of nine months, until he becomes eligible under another employer’s group coverage, or until he ceases to be eligible for COBRA coverage for any reason. See “Executive Employment Arrangements” for more information.
(5)
Pursuant to an employment offer letter between the Company and Mr. Quinn dated December 21, 2022, if we terminate Mr. Quinn’s employment without cause, or Mr. Quinn terminates his employment for good reason, subject to his signing and not revoking a release of any and all claims against the Company and a reaffirmation of all his

Executive Compensation Matters

post-employment obligations under his nondisclosure agreement, and in the Company’s sole discretion, a one-year post-employment noncompetition agreement, he will be entitled to (i) a severance payment of an amount equal to nine months of his base salary, which will be paid in substantially equal installments in accordance with the Company’s payroll practices over six months commencing within 60 days following his termination of employment and (ii) reimbursement on a monthly basis for the COBRA premiums that Mr. Quinn would pay for continued health care coverage under our group health plans for himself and his dependents until the earlier of nine months, until he becomes eligible under another employer’s group coverage, or until he ceases to be eligible for COBRA coverage for any reason. See “Executive Employment Arrangements” for more information.
(6)
Pursuant to an employment offer letter between the Company and Mr. Zales dated October 24, 2014, if we terminate Mr. Zales’ employment without cause, subject to him signing and not revoking a release of any and all claims against the Company, he will be entitled to a lump-sum cash severance payment in the amount of $100,000. See “Executive Employment Arrangements” for more information.

Executive Employment Arrangements

We have entered into employment offer letters with each of our named executive officers. These agreements provide for “at-will” employment and generally include the named executive officer’s initial annual base salary, an indication of eligibility for an annual performance-based bonus opportunity, an equity award recommendation, and, as applicable, eligibility for certain severance and change of control payments and benefits. These employment arrangements are described below.

Jason Trevisan

The employment offer letter with Mr. Trevisan, dated August 10, 2015, provides for an initial annual base salary, which may be adjusted on an annual basis, consistent with salary review procedures for other Company employees.

Mr. Trevisan is entitled to participate in all employee benefit programs made available to other Company employees, including health insurance, paid time off, and reimbursement for business expenses in accordance with our expense reimbursement policy.

If we terminate his employment for cause, we will pay Mr. Trevisan his accrued compensation and benefits through the date of termination. If Mr. Trevisan terminates his employment for any reason, we will pay him his accrued compensation and benefits through the date of termination.

If we terminate Mr. Trevisan’s employment without cause, or Mr. Trevisan terminates his employment for good reason, he will receive accrued compensation through the date of termination and, provided he executes and does not revoke a release of claims, he will be entitled to a severance payment of $100,000, which will be paid in a lump sum within 60 days following his termination of employment.

Pursuant to the terms of the employment offer letter: (1) cause is generally defined as a finding by the Board that Mr. Trevisan has: (i) materially breached the offer letter, which breach has not been remedied within 30 days following written notice to him; (ii) engaged in disloyalty to the Company, including fraud, embezzlement, theft, commission of a felony, or proven dishonesty; (iii) disclosed trade secrets or confidential information of the Company to persons not entitled to receive such information; (iv) breached the nondisclosure, developments, and non-competition agreement that he entered into in connection with the commencement of his employment; or (v) engaged in such other behavior detrimental to the interests of the Company as the Board reasonably determines; and (2) good reason is generally defined as the occurrence of any of the following events, without Mr. Trevisan’s consent: (i) a material diminution in his title, responsibilities, authority, or duties; (ii) a material diminution of his base salary or target annual discretionary bonus, except for across-the-board reductions based on the Company’s financial performance similarly affecting all or substantially all senior management employees; (iii) a material change in the principal geographic location at which he provides services to the

Executive Compensation Matters

Company (with the exception of travel related to his duties); or (iv) the Company’s material breach of the offer letter; provided that Mr. Trevisan notifies us within 30 days of the occurrence of the condition constituting good reason, he cooperates with us to cure the condition for a period of not less than 30 days following the notice, and, if we fail to cure the condition following our cure period, he terminates his employment within 30 days following the end of the cure period.

The employment offer letter requires that Mr. Trevisan comply with our nondisclosure, developments, and non-competition agreement, which provides that at all times during Mr. Trevisan’s employment and thereafter, he will maintain the confidentiality of all confidential information obtained by him as a result of his employment and assign to the Company all inventions relating to his employment with the Company. In addition, during the term of Mr. Trevisan’s employment, and for the one-year period (subject to certain extensions in the event of a breach) after Mr. Trevisan’s termination of employment, Mr. Trevisan cannot (i) compete against the Company, (ii) interfere or do business with any customers or affiliates of the Company, or (iii) solicit in any way the employees of the Company or any others who provide services to the Company.

Elisa Palazzo

The employment offer letter with Ms. Palazzo, dated October 16, 2023, provided for an initial annual base salary, which may be adjusted on an annual basis, consistent with salary review procedures for other Company employees. In connection with the commencement of her employment, Ms. Palazzo received a $50,000 sign-on bonus, which she received within 60 days of her start date. This sign-on bonus would have been subject to repayment if Ms. Palazzo’s employment terminated within 12 months following Ms. Palazzo’s start date.

In connection with the commencement of her employment, Ms. Palazzo was granted time-based RSUs with an award value of $2,000,000 under the 2017 Plan, which can be settled for shares of Class A common stock that will vest over four years, of which 25% of the shares of Class A common stock underlying this RSU award vested on December 4, 2024, and 6.25% of the shares of Class A common stock underlying this RSU award will vest or have vested, as applicable, on the last day of each three-month period thereafter until December 31, 2027, contingent upon Ms. Palazzo’s remaining continuously employed by us through each applicable vesting date. Vesting of such time-based RSUs may be fully accelerated in the event Ms. Palazzo was terminated by us without Cause or by her for Good Reason (each, as defined in the Company’s standard time-based RSU award agreement for executive officers, the form of which has been previously filed with the SEC) within 12 months following a Change of Control (as defined in the 2017 Plan).

Ms. Palazzo was entitled to participate in all employee benefit programs made available to other Company employees, including health insurance, paid time off, and reimbursement for business expenses in accordance with our expense reimbursement policy.

In connection with Ms. Palazzo’s departure as our Chief Financial Officer and Treasurer, she received accrued compensation through the date of termination and, because she executed and did not revoke a release of claims, (i) a severance payment of an amount equal to nine months of her base salary, which was paid in a lump sum, and (ii) reimbursement on a monthly basis for the COBRA premiums that Ms. Palazzo pays for continued health care coverage under our group health plans for herself and her dependents until the earlier of December 31, 2025, until she becomes eligible under another employer’s group coverage, or until she ceases to be eligible for COBRA coverage for any reason.

Pursuant to the terms of the employment offer letter: (1) cause is generally defined as a finding by the Company that Ms. Palazzo (i) materially breached her employment agreement or offer letter with the Company, which breach has not been remedied by her within 30 days after written notice has been provided to her of such breach; (ii) engaged in disloyalty to the Company, including, without limitation, fraud, embezzlement, theft, commission of a felony, or proven dishonesty; (iii) disclosed trade secrets or confidential information of the Company to persons not entitled to receive such information; (iv) breached any written non-competition,

Executive Compensation Matters

non-solicitation, invention assignment, or confidentiality agreement between her and the Company; or (v) engaged in such other behavior detrimental to the interests of the Company as the Company reasonably determines; and (2) good reason is generally defined as the occurrence of any of the following events, without Ms. Palazzo’s consent: (i) a material diminution in her title, responsibilities, authority, or duties; (ii) a material diminution of her base salary or target annual discretionary bonus, except for across-the-board reductions based on the Company’s financial performance similarly affecting all or substantially all senior management employees; (iii) a material change in the principal geographic location at which she provides services to the Company (with the exception of travel related to her duties); or (iv) the Company’s material breach of Ms. Palazzo’s offer letter; provided that Ms. Palazzo notified us within 30 days of the occurrence of the condition constituting good reason, she cooperated with us to cure the condition for a period of not less than 30 days following the notice, and, if we had failed to cure the condition following our cure period, she terminated her employment within 30 days following the end of the cure period.

The employment offer letter requires that Ms. Palazzo comply with our nondisclosure agreement, which provides that at all times during Ms. Palazzo’s employment and thereafter, she will maintain the confidentiality of all confidential information obtained by her as a result of her employment and assign to the Company all inventions relating to her employment with the Company. In addition, during the term of Ms. Palazzo’s employment, and for the one-year period (subject to certain extensions in the event of a breach) after Ms. Palazzo’s termination of employment, Ms. Palazzo cannot (i) compete against the Company, (ii) interfere or do business with any customers or affiliates of the Company, or (iii) solicit in any way the employees of the Company or any others who provide services to the Company.

Pursuant to the Palazzo Relocation Agreement, Ms. Palazzo was entitled to the payment of relocation expenses, which consist of up to $150,000 in connection with her relocation from New York to the Cambridge, Massachusetts area (the Palazzo Relocation Expenses). The Palazzo Relocation Expenses were subject to recoupment by the Company as follows: 100% of the Palazzo Relocation Expenses were subject to recoupment if Ms. Palazzo voluntarily terminated her employment with the Company or was terminated by the Company for cause within one-year of Ms. Palazzo’s start date; and 50% of the Palazzo Relocation Expenses were subject to recoupment if Ms. Palazzo voluntarily terminated her employment with the Company or was terminated by the Company for cause after one year and before two years of Ms. Palazzo’s start date.

Ismail Elshareef

The employment offer letter with Mr. Elshareef, dated October 17, 2023, provides for an initial annual base salary, which may be adjusted on an annual basis, consistent with salary review procedures for other Company employees. In connection with the commencement of his employment, Mr. Elshareef received a $100,000 sign-on bonus, which he received within 60 days of his start date. This sign-on bonus would have been subject to repayment if Mr. Elshareef’s employment terminated within 12 months following Mr. Elshareef’s start date. Mr. Elshareef is eligible to receive a discretionary annual bonus, which, for 2024, was prorated based upon Mr. Elshareef’s start date.

In connection with the commencement of his employment, Mr. Elshareef was granted time-based RSUs with an award value of $1,800,000 under the 2017 Plan, which can be settled for shares of Class A common stock that will vest over four years, of which 25% of the RSUs vested on February 1, 2025, and 6.25% of the shares of Class A common stock underlying this RSU award will vest or have vested, as applicable, on the last day of each three-month period thereafter until February 1, 2028, subject to Mr. Elshareef’s continued employment on the vesting dates. Vesting of such time-based RSUs may be fully accelerated in the event Mr. Elshareef is terminated by us without Cause or by him for Good Reason (each, as defined in the Company’s standard time-based RSU award agreement for executive officers, the form of which has been previously filed with the SEC) within 12 months following a Change of Control (as defined in the 2017 Plan).

Executive Compensation Matters

Mr. Elshareef is entitled to participate in all employee benefit programs made available to other Company employees, including health insurance, paid time off, and reimbursement for business expenses in accordance with our expense reimbursement policy.

If we terminate Mr. Elshareef’s employment without cause, or Mr. Elshareef terminates his employment for good reason, he will receive accrued compensation through the date of termination and, provided he executes and does not revoke a release of claims, he will be entitled to (i) a severance payment of an amount equal to nine months of his base salary, which will be paid in substantially equal installments in accordance with the Company’s payroll practices over six months commencing within 60 days following his termination of employment and (ii) reimbursement on a monthly basis for the COBRA premiums that Mr. Elshareef pays for continued health care coverage under our group health plans for himself and his dependents until the earlier of nine months, until he becomes eligible under another employer’s group coverage, or until he ceases to be eligible for COBRA coverage for any reason.

Pursuant to the terms of the employment offer letter: (1) cause is generally defined as a finding by the Board that (i) there is a reasonable basis for the Company that Mr. Elshareef (i) materially breached his employment agreement or offer letter with the Company, which breach has not been remedied by him within 30 days after written notice has been provided to him of such breach; (ii) engaged in disloyalty to the Company, including, without limitation, fraud, embezzlement, theft, commission of a felony, or proven dishonesty; (iii) disclosed trade secrets or confidential information of the Company to persons not entitled to receive such information; (iv) breached any written non-competition, non-solicitation, invention assignment, or confidentiality agreement between him and the Company; or (v) engaged in such other behavior detrimental to the interests of the Company as the Company reasonably determines; and (2) good reason is generally defined as the occurrence of any of the following events, without Mr. Elshareef’s consent: (i) a material diminution in his title, responsibilities, authority, or duties; (ii) a material diminution of his base salary or target annual discretionary bonus, except for across-the-board reductions based on the Company’s financial performance similarly affecting all or substantially all senior management employees; (iii) a material change in the principal geographic location at which he provides services to the Company (with the exception of travel related to his duties); or (iv) the Company’s material breach of Mr. Elshareef’s offer letter; provided that Mr. Elshareef notifies us within 30 days of the first occurrence of the condition constituting good reason, he cooperates with us to cure the condition for a period of not less than 30 days following the notice, and, if we fail to cure the condition following our cure period, he terminates his employment within 30 days following the end of the cure period.

The employment offer letter requires that Mr. Elshareef comply with our nondisclosure agreement, which provides that at all times during Mr. Elshareef’s employment and thereafter, he will maintain the confidentiality of all confidential information obtained by him as a result of his employment and assign to the Company all inventions relating to his employment with the Company. In addition, during the term of Mr. Elshareef’s employment, and for the one-year period (subject to certain extensions in the event of a breach) after Mr. Elshareef’s termination of employment, Mr. Elshareef cannot (i) compete against the Company, (ii) interfere or do business with any customers or affiliates of the Company, or (iii) solicit in any way the employees of the Company or any others who provide services to the Company.

Pursuant to the Elshareef Relocation Agreement, Mr. Elshareef is entitled to the payment of relocation expenses, which consist of up to $150,000 in connection with his relocation from Germany to the Cambridge, Massachusetts area (the Elshareef Relocation Expenses). The Elshareef Relocation Expenses are subject to recoupment by the Company as follows: 100% of the Elshareef Relocation Expenses were subject to recoupment if Mr. Elshareef voluntarily terminated his employment with the Company or was terminated by the Company for cause within one-year of Mr. Elshareef’s start date; and 50% of the Elshareef Relocation Expenses are subject to recoupment if Mr. Elshareef voluntarily terminates his employment with the Company or is terminated by the Company for cause after one year and before two years of Mr. Elshareef’s start date.

Executive Compensation Matters

Matthew Quinn

The employment offer letter with Mr. Quinn, dated December 1, 2021, provides for an initial annual base salary, which may be adjusted on an annual basis, consistent with salary review procedures for other Company employees. In connection with the commencement of his employment, Mr. Quinn received a $30,000 sign-on bonus, 50% of which he received within 60 days of his start date, 25% of which he received within 60 days of the start of the six-month anniversary of such start date, and the remainder he received within 60 days of the one-year anniversary of such start date. This sign-on bonus would have been subject to repayment if Mr. Quinn’s employment terminated within 12 months following Mr. Quinn’s start date. Mr. Quinn is eligible to receive a discretionary annual bonus.

In connection with the commencement of his employment, Mr. Quinn was granted (i) time-based RSUs with an award value of $1,000,000 under the 2017 Plan, which can be settled for shares of Class A common stock that will vest over four years, of which 25% of the RSUs vested on January 3, 2023, and 6.25% of the shares subject to the award will vest or have vested, as applicable, on the first day of each three-month period thereafter until January 1, 2026, subject to Mr. Quinn’s continued employment on the vesting dates; and (ii) a NQSO to purchase shares of Class A common stock with an award value of $500,000 under the 2017 Plan that will vest over four years, of which 25% of the shares underlying the NQSO vested on January 3, 2023, and 6.25% of the shares underlying the NQSO will vest or have vested, as applicable, on the first day of each three-month period thereafter until January 1, 2026, subject to Mr. Quinn’s continued employment on the vesting dates. Vesting of such time-based RSUs and NQSOs may be fully accelerated in the event Mr. Quinn is terminated by us without Cause or by him for Good Reason (each, as defined in the Company’s standard time-based RSU and NQSO award agreements for executive officers, the forms of which have been previously filed with the SEC) within 12 months following a Change of Control (as defined in the 2017 Plan). Mr. Quinn was also granted 14,284 RSUs subject to performance-based vesting conditions with an award value of $500,000 under the 2017 Plan. In February 2022 the Compensation Committee amended the vesting provisions of the performance-based RSU awards from performance-based to time-based. See the “Modification of 2021 and 2022 Performance-Based Equity Grants” section of our 2023 Proxy Statement for more information.

Mr. Quinn is entitled to participate in all employee benefit programs made available to other Company employees, including health insurance, paid time off, and reimbursement for business expenses in accordance with our expense reimbursement policy.

If we terminate Mr. Quinn’s employment without cause, or Mr. Quinn terminates his employment for good reason, he will receive accrued compensation through the date of termination and, provided he executes and does not revoke a release of claims, he will be entitled to (i) a severance payment of an amount equal to nine months of his base salary, which will be paid in substantially equal installments in accordance with the Company’s payroll practices over six months commencing within 60 days following his termination of employment and (ii) reimbursement on a monthly basis for the COBRA premiums that Mr. Quinn pays for continued health care coverage under our group health plans for himself and his dependents until the earlier of nine months, until he becomes eligible under another employer’s group coverage, or until he ceases to be eligible for COBRA coverage for any reason.

Pursuant to the terms of the employment offer letter: (1) cause is generally defined as a finding by the Board that (i) there is a reasonable basis for the Company’s dissatisfaction with Mr. Quinn entertained in good faith, for reasons such as lack of capacity or diligence, failure to conform to usual standards of conduct, or other culpable or inappropriate behavior; (ii) there are grounds for discharge of Mr. Quinn reasonably related, in the Company’s judgment, to the needs of its business; (iii) there is a breach of any covenant or obligation set forth in the offer letter or any other agreement between Mr. Quinn and the Company during Mr. Quinn’s employment; or (iv) there is a layoff other than one that is unrelated to Mr. Quinn’s performance or conduct; and (2) good

Executive Compensation Matters

reason is generally defined as the occurrence of any of the following events, without Mr. Quinn’s consent: (i) a material diminution in his title, responsibilities, authority, or duties; (ii) a material diminution of his base salary or target annual discretionary bonus, except for across-the-board reductions based on the Company’s financial performance similarly affecting all or substantially all senior management employees; (iii) a material change in the principal geographic location at which he provides services to the Company (with the exception of travel related to his duties); or (iv) the Company’s material breach of Mr. Quinn’s offer letter; provided that Mr. Quinn notifies us within 30 days of the occurrence of the condition constituting good reason, he cooperates with us to cure the condition for a period of not less than 30 days following the notice, and, if we fail to cure the condition following our cure period, he terminates his employment within 30 days following the end of the cure period.

The employment offer letter requires that Mr. Quinn comply with our nondisclosure agreement, which provides that at all times during Mr. Quinn’s employment and thereafter, he will maintain the confidentiality of all confidential information obtained by him as a result of his employment and assign to the Company all inventions relating to his employment with the Company. In addition, during the term of Mr. Quinn’s employment, and for the one-year period (subject to certain extensions in the event of a breach) after Mr. Quinn’s termination of employment, Mr. Quinn cannot (i) compete against the Company, (ii) interfere or do business with any customers or affiliates of the Company, or (iii) solicit in any way the employees of the Company or any others who provide services to the Company.

Samuel Zales

The employment offer letter with Mr. Zales, dated October 24, 2014, provides for an initial annual base salary, which may be adjusted on an annual basis, consistent with salary review procedures for other Company employees. Upon execution of the employment offer letter, Mr. Zales received a $50,000 sign-on bonus, which would have been subject to repayment upon a voluntary termination within 12 months following Mr. Zales’s employment start date. Mr. Zales is also eligible to receive a discretionary annual bonus.

In connection with the commencement of his employment, Mr. Zales was granted an option to purchase 265,066 shares of Class A common stock and 530,132 shares of Class B common stock (the Zales Option), pursuant to the terms of the Company’s 2006 Equity Incentive Plan (the 2006 Plan). The shares of common stock underlying the Zales Option were subject to service-based vesting over four years and have fully vested and were fully exercised as of December 31, 2024.

Mr. Zales is entitled to participate in all employee benefit programs made available to other Company employees, including health insurance, paid time off, and reimbursement for business expenses in accordance with our expense reimbursement policy.

If we terminate Mr. Zales’ employment without cause, he will receive accrued compensation through the date of termination and, provided he executes and does not revoke a release of claims, he is entitled to a severance payment of $100,000, which will be paid in a lump sum on Mr. Zales’s last day of employment with us.

The employment offer letter requires that Mr. Zales comply with our nondisclosure, developments, and non-competition agreement, which provides that at all times during Mr. Zales’ employment and thereafter, Mr. Zales will maintain the confidentiality of all confidential information obtained by him as a result of his employment and assign to the Company all inventions relating to his employment with the Company. In addition, during the term of Mr. Zales’s employment, and for the one-year period (subject to certain extensions in the event of a breach) after Mr. Zales’s termination of employment, Mr. Zales cannot (i) compete against the Company, (ii) interfere or do business with any customers or affiliates of the Company, or (iii) solicit in any way the employees of the Company or any others who provide services to the Company.

Executive Compensation Matters

CEO Pay Ratio Disclosure

As required by SEC rules, we disclose below the annual total compensation of Mr. Trevisan, our Chief Executive Officer, the 2024 annual total compensation of our median employee, and the ratio of these amounts. We calculated the annual total compensation for both Mr. Trevisan and our median employee using the same methodology that is used for the “Summary Compensation Table”.

Methodology

To identify our median employee, we used the following methodology:

•
Total Employee Population: Determined to include all of our full-time and part-time employees as of December 31, 2024; we did not exclude any non-U.S. employees.
•
2024 Median Employee: Identified using a consistently applied compensation measure, annualized base salary, for all of our 1,283 active employees as of December 31, 2024, excluding Mr. Trevisan.
o
Compensation data for our employees outside the U.S. was converted to U.S. dollars using the currency exchange rates used for organizational planning purposes, which consider factors including historic and forecasted rates.
o
We did not make any cost-of-living adjustments.
•
Representative Employee: Identified employees within $1,000 of the calculated median base salary amount for 2024 and selected the employee from that group most representative of our consolidated employee population.
•
Components of Total Compensation for the Median Employee: The median employee’s total compensation consists of the individual’s annualized base salary for 2024, the grant date value of an RSU award granted in 2024, actual short-term incentive cash payment, and the Company’s Section 401(k) matching contribution.

2024 CEO Pay Ratio

The 2024 annual total compensation for Mr. Trevisan was $7,799,583 and for our median employee was $173,915. The resulting ratio of our Chief Executive Officer’s annual total compensation to the annual total compensation of our median employee is approximately 44.86:1.

Pay versus Performance

The following information is presented to disclose the relationship between compensation actually paid (CAP), as calculated under Item 402(v) of Regulation S-K, and the financial performance of the Company. As required by Item 402(v) of Regulation S-K, the table presented below discloses CAP for (i) the Company’s principal executive officer (PEO) and (ii) the Company’s named executive officers other than the PEO (the Non-PEO NEOs), on an average basis, for each of our 2024, 2023, 2022, 2021, and 2020 fiscal years.

The methodology for calculating amounts presented in the columns “CAP to Former PEO”, “CAP to Current PEO,” and “Average CAP to Non-PEO NEOs,” including details regarding the amounts that were deducted from, and added to, the Summary Compensation Table (SCT) totals to arrive at the values presented for CAP, are provided in the footnotes to the table. A narrative discussion of the relationship between CAP and the Company performance measures (i) listed in the table and (ii) that the Company has deemed most important in linking CAP during 2024 to Company performance is also presented below.

Consistent with Item 402(v) of Regulation S-K, the Company has identified gross profit as its “Company-Selected Measure.” The Company believes that this measure represents the most important financial

Executive Compensation Matters

performance measure used to link CAP to Company performance. Gross profit is a key component of the Company’s executive compensation program, as described in the “Compensation Discussion and Analysis.”

Compensation decisions at the Company are made independently of the Pay versus Performance disclosure requirements and this disclosure is intended to be supplemental to the compensation program objectives and strategy discussed in the “Compensation Discussion and Analysis,” not in replacement.

2024 Pay versus Performance Table

In accordance with Item 402(v) of Regulation S-K, the following table sets forth information concerning SCT total compensation and CAP for the Company’s PEO and Non-PEO NEOs for each of our 2024, 2023, 2022, 2021, and 2020 fiscal years and the corresponding financial performance of the Company in each such year.

							Value of Initial Fixed $100 Investment Based on:
Year	SCT Total for Former PEO(1)	SCT Total for Current PEO(1)	CAP(2) to Former PEO(1)(3)	CAP(2) to Current PEO(1)(3)	Average SCT Total for Non-PEO NEOs(1)	Average CAP(2) to Non-PEO NEOs(1)(4)	Total Shareholder Return	2024 Peer Group Total Shareholder Return(5)	Net Income (in thousands)	Gross Profit (in thousands)(6)
(a)	(b)	(b)	(c)	(c)	(d)	(e)	(f)	(g)	(h)	(i)
2024	—	$7,799,583	—	$11,938,740	$2,800,587	$4,471,036	$103.87	$86.42	$20,972	$738,945
2023	—	$3,753,213	—	$6,878,427	$2,628,399	$3,685,780	$68.68	$74.16	$22,053	$651,454
2022	—	$1,547,116	—	$(5,908,845)	$2,550,688	$236,663	$39.82	$60.93	$78,954	$657,553
2021	$2,511,728	$19,211,250	$2,146,098	$16,797,283	$5,174,391	$3,598,175	$95.62	$134.28	$110,373	$657,358
2020	$2,301,672	—	$1,503,671	—	$4,062,953	$2,984,557	$90.19	$177.69	$77,553	$508,745
(1)
As a result of a PEO transition that occurred in 2021, two PEOs are reported in the above table. In 2020 and 2021 Mr. Steinert was the PEO (listed as Former PEO). On January 21, 2021, Mr. Steinert ceased to serve as PEO and Mr. Trevisan was appointed PEO (listed as Current PEO). The Company’s Non-PEO NEOs for the applicable years are as follows:
a.
2024: Elisa Palazzo, Ismail Elshareef, Matthew Quinn, and Samuel Zales
b.
2023: Elisa Palazzo, Langley Steinert, Zachary Hallowell, and Matthew Quinn
c.
2022: Langley Steinert, Scot Fredo, Matthew Quinn, and Andrea Eldridge
d.
2021: Samuel Zales, Andrea Eldridge, Scot Fredo, Dafna Sarnoff, and Sarah Welch
e.
2020: Jason Trevisan, Samuel Zales, Thomas Caputo, and Sarah Welch
(2)
CAP to our named executive officers in each of 2024, 2023, 2022, 2021, and 2020 reflects the respective amounts set forth in columns (c) and (e), as applicable, of the table above, adjusted as set forth in footnotes (3) and (4) below, as applicable, as determined in accordance with SEC rules. The dollar amounts reflected in columns (c) and (e) of the table above do not reflect the actual amount of compensation earned by or paid to our named executive officers during the applicable year.

Executive Compensation Matters

(3)
The following table sets forth the adjustments made to SCT total compensation pursuant to Item 402(v) of Regulation S-K to determine CAP for the Current PEO and Former PEO in 2024, 2023, 2022, 2021, and 2020:

PEO SCT Total to CAP Adjustments	2024	2023	2022	2021 Current PEO	2021 Former PEO	2020
Total Reported in SCT	$7,799,583	$3,753,213	$1,547,116	$19,211,250	$2,511,728	$2,301,672
(Minus): Grant Date Fair Value of Stock Awards and Option Awards Reported in SCT	$(6,399,989)	$(2,564,246)	$(545,278)	$(18,012,558)	$(2,501,728)	$(2,291,672)
Plus: Year-End Fair Value of Equity Awards Granted During Covered Year That Remained Unvested as of Last Day of Covered Year	$8,797,224	$2,315,808	$0	$13,651,861	$1,896,098	$1,715,482
Plus/(Minus): Change in Fair Value from Last Day of Prior Year to Last Day of Covered Year of Unvested Equity Awards	$617,863	$1,628,283	$(7,994,953)	$191,487	$116,789	$(187,524)
Plus: Vesting-Date Fair Value of Equity Awards Granted During Year that Vested During Year	$889,998	$1,127,794	$0	$1,891,757	$262,730	$272,397
Plus/(Minus): Change in Fair Value from Last Day of Prior Year to Vesting Date of Unvested Equity Awards that Vested During Covered Year	$234,061	$617,575	$1,084,270	$(136,514)	$(139,519)	$(306,684)
(Minus): Fair Value at Last Day of Prior Year of Equity Awards Forfeited During Covered Year	$0	$0	$0	$0	$0	$0
Total Adjustments	$4,139,157	$3,125,214	$(7,455,961)	$(2,413,967)	$(365,630)	$(798,001)
CAP	$11,938,740	$6,878,427	$(5,908,845)	$16,797,283	$2,146,098	$1,503,671

Executive Compensation Matters

(4)
The following table sets forth the adjustments made to SCT total compensation pursuant to Item 402(v) of Regulation S-K to determine average CAP for the Non-PEO NEOs in 2024, 2023, 2022, 2021, and 2020:

Non-PEO NEOs Average SCT to CAP Adjustments	2024	2023	2022	2021	2020
Total Reported in SCT	$2,800,587	$2,628,399	$2,550,688	$5,174,391	$4,062,953
(Minus): Grant Date Fair Value of Stock Awards and Option Awards Reported in SCT	$(1,934,989)	$(2,324,989)	$(2,181,475)	$(4,225,087)	$(3,437,517)
Plus: Year-End Fair Value of Equity Awards Granted During Covered Year That Remained Unvested as of Last Day of Covered Year	$2,684,649	$2,796,285	$537,561	$3,027,728	$2,771,171
Plus/(Minus): Change in Fair Value from Last Day of Prior Year to Last Day of Year of Unvested Equity Awards	$544,383	$249,270	$(960,465)	$53,440	$(311,807)
Plus: Vesting-Date Fair Value of Equity Awards Granted During Covered Year that Vested During Covered Year	$243,008	$263,883	$231,449	$342,600	$272,391
Plus/(Minus): Change in Fair Value from Last Day of Prior Year to Vesting Date of Unvested Equity Awards that Vested During Covered Year	$133,399	$72,932	$58,906	$(57,775)	$(373,634)
(Minus): Fair Value at Last Day of Prior Year of Equity Awards Forfeited During Covered Year	$0	$0	$0	$(717,123)	$0
Total Adjustments	$1,670,450	$1,057,381	$(2,314,024)	$(1,576,217)	$(1,078,396)
CAP	$4,471,036	$3,685,780	$236,663	$3,598,175	$2,984,557
(5)
Total Shareholder Return is determined based on the value of an initial fixed investment of $100 in our Class A common stock on December 31, 2019, assuming the reinvestment of any dividends. The peer group Total Shareholder Return represents the Total Shareholder Return of our Compensation Discussion and Analysis peer group companies, weighted by market capitalization at each fiscal year end. Our Compensation Discussion and Analysis peer group companies for 2020 – 2024 were as follows:
a.
2024 Compensation Discussion and Analysis peer group companies: ACI Worldwide, Inc., ACV Auctions Inc., Alarm.com Holdings, Inc., Angi Inc., Bumble Inc., Cars.com Inc., Commvault Systems, Inc., Envestnet, Inc., Everbridge, Inc., Flywire Corp., NetScout Systems, Inc., OPENLANE, Inc., Pegasystems Inc., Rapid7, Inc., Redfin Corporation, Shutterstock, Inc., TripAdvisor, Inc., Upwork, Inc., Yelp Inc., ZipRecruiter, Inc.
b.
2023 Compensation Discussion and Analysis peer group companies: ACI Worldwide, Inc., ACV Auctions Inc., Alarm.com Holdings, Inc., Angi Inc., Cars.com Inc., Commvault Systems, Inc., Envestnet, Inc., Everbridge, Inc., Flywire Corp., NetScout Systems, Inc., New Relic, Inc., Pegasystems Inc., Qualys, Inc., Rapid7, Inc., Redfin Corporation, Shutterstock, Inc., TripAdvisor, Inc., Upwork, Inc., Yelp Inc.
c.
2022 Compensation Discussion and Analysis peer group companies: Alarm.com, Inc., Bottomline Technologies Inc., Cars.com Inc., Cerence Inc., Everbridge, Inc., EverQuote, Inc. HubSpot, Inc., LendingTree, Inc., New Relic, Inc., Pegasystems Inc., Qualys, Inc. Rapid7, Inc., Redfin Corporation, Shutterstock, Inc., TripAdvisor, Inc., Wayfair Inc, Yelp Inc., Yext, Inc.
d.
2021 Compensation Discussion and Analysis peer group companies: Alarm.com, Inc., Bottomline Technologies Inc., Cars.com Inc., Etsy Inc., Everbridge, Inc., EverQuote, Inc. HubSpot, Inc., LendingTree, Inc., New Relic, Inc., Paylocity Holding Corporation, Pegasystems Inc., Qualys, Inc. Rapid7, Inc., Redfin Corporation, TripAdvisor, Inc., TrueCar, Inc. Wayfair Inc, Yelp Inc., Yext, Inc

Executive Compensation Matters

e.
2020 Compensation Discussion and Analysis peer group companies: Alarm.com, Inc., Cars.com Inc., Etsy Inc., GrubHub, Inc., HubSpot, Inc., LendingTree, Inc., New Relic, Inc., Paylocity Holding Corporation, Pegasystems Inc., Qualys, Inc. Rapid7, Inc., TripAdvisor, Inc., TrueCar, Inc., Varonis Systems, Inc., Wayfair Inc, Yelp Inc., Yext, Inc., Zillow Group, Inc.
(6)
Gross Profit is the financial performance measure, which, in the Company’s assessment, represents for 2024 the most important performance measure used to link compensation actually paid to our PEOs and Non-PEO NEOs to the Company’s performance.

Analysis of the Information Presented in the Pay versus Performance Table

The charts below show the relationship between the CAP to our Current PEO, Former PEO, and Average CAP to our Non-PEO NEOs in 2024, 2023, 2022, 2021, and 2020 to each of (i) the Company’s cumulative Total Shareholder Return, (ii) Net Income, and (iii) Gross Profit. A chart comparing the Company’s cumulative Total Shareholder Return and the Company’s Peer Group Total Shareholder Return is also provided below.

As described in greater detail in “Compensation Discussion and Analysis,” the Compensation Committee’s philosophy is to provide a competitive total compensation package to our named executive officers through a combination of annual base salary, annual cash incentive award opportunities, long-term incentive compensation opportunities in the form of equity awards, and broad-based health and welfare benefit plans. The objectives of our philosophy are to attract, motivate, and retain named executive officers of outstanding ability and potential, reward the achievement of key performance measures, and ensure that executive compensation is meaningfully related to the creation of stockholder value. While the Compensation Committee utilizes several performance measures to align executive compensation with Company performance, all of those measures are not presented in the Pay versus Performance table.

Moreover, the Compensation Committee generally seeks to incentivize long-term performance, and therefore does not specifically align the Company’s performance measures with CAP for a particular year.

In accordance with Item 402(v) of Regulation S-K, we are providing the following charts displaying the relationships between information presented in the Pay versus Performance table.

Description of Relationship Between Current PEO, Former PEO, and Non-PEO NEOs CAP and Company Total Shareholder Return

The following chart sets forth the relationship between CAP to our Current PEO, CAP to our Former PEO, the average of CAP to our Non-PEO NEOs, and the Company’s cumulative Total Shareholder Return over the five most recently completed fiscal years.

Executive Compensation Matters

Our executive compensation program emphasizes long-term incentives tied to our stock price. We believe that the CAP to our Current PEO, Former PEO, and Non-PEO NEOs is aligned to our stock price performance, as shown in the chart above. For the four-year period ended December 31, 2024, the CAP to our Current PEO decreased by 28.9%, and for the five-year period ended December 31, 2024, the average CAP to our Non-PEO NEOs increased by 9.9%. We believe the foregoing is aligned with the Company’s Total Shareholder Return, which for the five-year period ended December 31, 2024, increased by 3.87%.

Description of Relationship Between Current PEO, Former PEO, and Non-PEO NEOs CAP and Net Income

The following chart sets forth the relationship between CAP to our Current PEO, CAP to our Former PEO, the average of CAP to our Non-PEO NEOs, and our Net Income during the five most recently completed fiscal years.

As shown in the chart above, the CAP to our Current PEO and Former PEO and the average CAP to our Non-PEO NEOs is generally aligned with the Company’s performance on Net Income. For the four-year period ended December 31, 2024, the CAP to our Current PEO decreased by 28.9%, and for the five-year period ended December 31, 2024, the average CAP to our Non-PEO NEOs increased by 9.9%. For the five-year period ended December 31, 2024, the Company’s Net Income decreased by 73.0%.

Description of Relationship Between Current PEO, Former PEO, and Non-PEO NEOs CAP and Gross Profit

The following chart sets forth the relationship between CAP to our Current PEO, CAP to our Former PEO, the average of CAP to our Non-PEO NEOs, and our Gross Profit during the five most recently completed fiscal years.

Executive Compensation Matters

Aside from our stock price performance, we believe that Gross Profit is the most important financial metric that ties our executives’ compensation to our performance. Our Gross Profit has remained relatively steady from 2021 to 2024, as reflected in the Pay versus Performance table and the chart above. Our year-over-year CAP outcomes do not always align directionally with the year-over-year Gross Profit outcomes because the greatest sensitivity to our executives’ compensation is tied to our stock price. As such, we expect that our stock price will continue to have a much larger impact on CAP than Gross Profit. For the five-year period ended December 31, 2024, the Company’s Gross Profit increased by 45.2%, whereas for the four-year period ended December 31, 2024, the CAP to our Current PEO decreased by 28.9%, and for the five-year period ended December 31, 2024, the average CAP to our Non-PEO NEOs increased by 9.9%.

Description of Relationship Between Company Total Shareholder Return and Peer Group Total Shareholder Return

The following chart compares our cumulative Total Shareholder Return over the five most recently completed fiscal years to that of our peer group total shareholder return over the same period.

(1)
Represents values based on an initial fixed $100 investment made on December 31, 2019.

For the five-year period ended December 31, 2024, based on a fixed $100 investment made on December 31, 2019, the Total Shareholder Return for the Company’s peer group disclosed in the chart above decreased by 13.58%, compared to the Company’s Total Shareholder Return, which increased by 3.87% over the same period.

Tabular List

The following table presents an unranked list of the financial and non-financial performance measures, including the Company-Selected Measure, that in the Company’s assessment represent the most important performance measures used by the Company to link CAP to the named executive officers to the Company’s performance for 2024. The role of each of these performance measures on our named executive officers’ compensation is discussed in the “Compensation Discussion and Analysis” section of this proxy statement.

Tabular List
Gross Profit
Adjusted EBITDA*
Strategic Objectives
Individual Performance Goals

*Adjusted EBITDA is a non-GAAP financial measure. We calculate adjusted EBITDA as GAAP consolidated net income, adjusted to exclude: depreciation and amortization, impairments, stock-based compensation expense, stock-based compensation expense for CarOffer, LLC Units, transaction-related expenses, other income, net, and provision for income taxes.

Other Management Proposal

Proposal 4 – Advisory Vote on the Frequency of Future Advisory Votes to Approve the Compensation of Our Named Executive Officers

Section 14A of the Exchange Act provides that stockholders must be given the opportunity to vote, on a non-binding advisory basis, for their preference as to how frequently we should seek future advisory votes to approve the compensation of our named executive officers. We are required to solicit stockholder votes on the frequency of future advisory votes to approve the compensation of our named executive officers at least once every six years, although we may seek stockholder input more frequently.

By voting with respect to this Proposal 4, stockholders may indicate whether they would prefer that we conduct future non-binding advisory votes to approve the compensation of our named executive officers every one, two, or three years. Stockholders also may, if they wish, abstain from casting a vote on this Proposal 4. The Board has determined that an annual advisory vote to approve the compensation of our named executive officers will allow our stockholders to provide timely and direct input on our executive compensation philosophy, policies, and practices as disclosed in the proxy statement each year. The Board believes that an annual vote is therefore consistent with the Company’s efforts to engage in an ongoing dialogue with our stockholders on executive compensation and corporate governance matters. Accordingly, we are asking our stockholders to vote on the following resolution at the Annual Meeting:

RESOLVED, that the stockholders of CarGurus, Inc. approve the submission by the Company of a non-binding advisory say-on-pay resolution pursuant to Section 14A of the Exchange Act:

•
every one year;
•
every two years; or
•
every three years.

We recognize that our stockholders may have different views as to the best approach for the Company, and therefore we look forward to hearing from our stockholders as to their preferences on the frequency of future non-binding advisory votes on named executive officer compensation. This vote is advisory and not binding on the Company or the Board. Although non-binding, the Board and Compensation Committee value the opinions that our stockholders express in their votes and will review the voting results and take them into consideration when making future decisions regarding the frequency of future non-binding advisory votes on the compensation of our named executive officers.

The proxy card provides stockholders with the opportunity to choose among four options (holding the vote every one, two, or three years, or abstaining) and therefore stockholders will not be voting to approve or disapprove the recommendation of the Board.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE OPTION OF “ONE YEAR” AS THE PREFERRED FREQUENCY FOR FUTURE
NON-BINDING ADVISORY VOTES TO APPROVE THE COMPENSATION
OF OUR NAMED EXECUTIVE OFFICERS

Security Ownership of Certain Beneficial Owners

The following table sets forth certain information as of April 10, 2025, with respect to the beneficial ownership of our common stock by:

•
each of our named executive officers;
•
each of our directors and director nominees;
•
all of our directors, director nominees, and executive officers as a group; and
•
each person or group of affiliated persons we believe to beneficially own 5% or more of the outstanding shares of our common stock.

We have determined beneficial ownership in accordance with the rules of the SEC and the information is not necessarily indicative of beneficial ownership for any other purpose. Unless otherwise indicated below, to our knowledge, the persons and entities named in the table have sole voting and sole investment power with respect to all shares that they beneficially own, subject to community property laws where applicable. In computing the number of shares of our Class A common stock and Class B common stock beneficially owned by a person and the percentage ownership of that person, we deemed outstanding shares of our Class A common stock and Class B common stock subject to options or RSUs held by that person that are currently exercisable, exercisable within 60 days after April 10, 2025, or vested and will settle within 60 days after April 10, 2025. We did not deem these shares outstanding, however, for the purpose of computing the percentage ownership of any other person.

We have based our calculation of the percentage ownership of our Class A common stock and Class B common stock on 84,626,702 shares of our Class A common stock outstanding and 14,216,250 shares of our Class B common stock outstanding, in each case, as of April 10, 2025.

This table is based upon information supplied by executive officers, directors, and stockholders we believe to be beneficial owners of more than 5% of our common stock as well as Schedules 13G or 13D and amendments thereto filed by or on behalf of such stockholder with the SEC.

Unless otherwise indicated, the address of each beneficial owner listed on the table below is c/o CarGurus, Inc., 1001 Boylston Street, 16th Floor, Boston, Massachusetts 02115.

	Class A Common Stock		Class B Common Stock		Voting %(1)
Name and Address of Beneficial Owners	Shares	%	Shares	%
Named Executive Officers and Directors:
Jason Trevisan(2)	893,981	1.1%	–	–	*
Elisa Palazzo	15,893	*	–	–	*
Ismail Elshareef	19,999	*	–	–	*
Matthew Quinn(3)	96,965	*	–	–	*
Samuel Zales	273,396	*	–	–	*
Langley Steinert(4)	817,732	1.0%	14,215,082	100%	63.0%
Steven Conine(5)	46,802	*	–	–	*
Manik Gupta(6)	10,550	*	–	–	*
Lori Hickok(7)	40,667	*	–	–	*
Stephen Kaufer(8)	286,925	*	–	–	*
Greg Schwartz(9)	10,129	*	–	–	*
All current executive officers and directors as a group (14 persons)	2,581,942(10)	3.0%	14,215,082(11)	100%	63.7%
5% Stockholders:
BlackRock, Inc.(12)	15,044,722	17.8%	–	–	6.6%
The Vanguard Group(13)	10,091,294	11.9%	–	–	4.4%
Wellington Management Group LLP, and its affiliated funds(14)	6,342,748	7.5%	–	–	2.8%
ArrowMark Colorado Holdings, LLC(15)	5,119,257	6.0%	–	–	2.3%

Security Ownership of Certain Beneficial Owners

* Less than 1%.

(1)
Percentage of total voting power represents voting power with respect to all shares of our Class A and Class B common stock, as a single class. The holders of our Class B common stock are entitled to ten votes per share and holders of our Class A common stock are entitled to one vote per share.
(2)
Consists of (i) 351,131 shares of Class A common stock held of record by Mr. Trevisan, (ii) 262,850 shares of Class A common stock underlying options that were vested and exercisable as of April 10, 2025, (iii) 80,000 shares of Class A common stock held of record by the Jason Trevisan 2019 Family Trust dated July 23, 2019, of which Mr. Trevisan is the trustee, and (iv) 200,000 shares of Class A common stock held of record by the Trevisan 2025 Grantor Retained Annuity Trust dated March 13, 2025, of which Mr. Trevisan is the trustee.
(3)
Consists of (i) 72,375 shares of Class A common stock held of record by Mr. Quinn and (ii) 24,590 shares of Class A common stock underlying options that were vested and exercisable as of April 10, 2025.
(4)
Consists of (i) 729,856 shares of Class A common stock and 12,522,063 shares of Class B common stock held of record by Mr. Steinert, (ii) 36,507 shares of Class A common stock underlying options that were vested and exercisable as of April 10, 2025, and (iii) 51,369 shares of Class A common stock and 1,693,019 shares of Class B common stock held of record by The Langley Steinert Irrevocable Family Trust dated June 21, 2004, of which Mr. Steinert’s children are the beneficiaries. Mr. Steinert is neither trustee for nor beneficiary of such trust; however, Mr. Steinert may be deemed to be the beneficial owner of the shares held of record thereby. Mr. Steinert expressly disclaims beneficial ownership of the shares held by such trust.
(5)
Consists of (i) 39,769 shares of Class A common stock held of record by Mr. Conine and (ii) 7,033 shares of Class A common stock underlying RSUs that will vest within 60 days after April 10, 2025.
(6)
Consists of (i) 3,517 shares of Class A common stock held of record by Mr. Gupta and (ii) 7,033 shares of Class A common stock underlying RSUs that will vest within 60 days after April 10, 2025.
(7)
Consists of (i) 33,634 shares of Class A common stock held of record by Ms. Hickok and (ii) 7,033 shares of Class A common stock underlying RSUs that will vest within 60 days after April 10, 2025.
(8)
Consists of (i) 279,892 shares of Class A common stock held of record by Mr. Kaufer and (ii) 7,033 shares of Class A common stock underlying RSUs that will vest within 60 days after April 10, 2025.
(9)
Consists of (i) 3,096 shares of Class A common stock held of record by Mr. Schwartz and (ii) 7,033 shares of Class A common stock underlying RSUs that will vest within 60 days after April 10, 2025.
(10)
Includes (i) 349,238 shares of Class A common stock underlying options that were vested and exercisable as of April 10, 2025, (ii) 52,832 shares of Class A common stock underlying RSUs that will vest within 60 days after April 10, 2025, and (iii) 331,369 shares of Class A common stock held indirectly through trusts.
(11)
Includes 1,693,019 shares of Class B common stock held indirectly through a trust.
(12)
According to a Schedule 13G/A filed with the SEC on January 22, 2024, reporting the beneficial ownership of 15,044,722 shares of our Class A common stock, BlackRock, Inc. reported that it had sole voting power over 14,725,840 shares of Class A common stock, sole dispositive power over all 15,044,722 shares of Class A common stock, and shared voting and dispositive powers over none of the shares. The principal business office of BlackRock, Inc. is 50 Hudson Yards, New York, New York 10001.
(13)
According to Schedule 13G/A filed with the SEC on February 13, 2024, reporting the beneficial ownership of 10,091,294 shares of our Class A common stock, The Vanguard Group reported that it had sole dispositive power over 9,824,247 shares of Class A common stock, shared dispositive power over 267,047 shares of Class A common stock, shared voting power over 176,329 shares of Class A common stock, and sole voting power over none of the shares. The principal business office of The Vanguard Group is 100 Vanguard Blvd., Malvern, Pennsylvania 19355.
(14)
According to a Schedule 13G/A filed with the SEC on November 8, 2024, reporting the beneficial ownership of 6,342,748 shares of our Class A common stock, (i) each of Wellington Management Group LLP, Wellington Group Holdings LLP, and Wellington Investment Advisors Holdings LLP reported having shared voting power

Security Ownership of Certain Beneficial Owners

over 4,628,374 shares of Class A common stock, shared dispositive power over 6,342,748 shares of Class A common stock, and sole voting and dispositive powers over none of the shares, and (ii) Wellington Management Company LLP reported having shared voting power over 4,571,099 shares of Class A common stock, shared dispositive power over 5,860,117 shares of Class A common stock, and sole voting and dispositive powers over none of the shares. The shares of Class A common stock beneficially owned by Wellington Management Group LLP, as parent holding company of certain holding companies and investment advisors (the Wellington Investment Advisers), are owned of record by clients of the Wellington Investment Advisers. Wellington Investment Advisors Holdings LLP controls directly, or indirectly through Wellington Management Global Holdings, Ltd., the Wellington Investment Advisers. Wellington Investment Advisors Holdings LLP is owned by Wellington Group Holdings LLP. Wellington Group Holdings LLP is owned by Wellington Management Group LLP. The principal business office of Wellington Management Group LLP and each of the affiliated funds listed above is c/o Wellington Management Company LLP, 280 Congress Street, Boston, Massachusetts 02210.
(15)
According to a Schedule 13G/A filed with the SEC on February 13, 2025, reporting the beneficial ownership of 5,119,257 shares of our Class A common stock, ArrowMark Colorado Holdings, LLC reported that it had sole voting and dispositive power over 5,119,257 shares of Class A common stock and shared voting and dispositive powers over none of the shares. The principal business office of ArrowMark Colorado Holdings, LLC is 100 Fillmore Street, Suite 325, Denver, Colorado 80206.

General Information About the Annual Meetingi

ng

Why did I receive these proxy materials?

You are receiving these proxy materials in connection with the solicitation of proxies by the Board for use at the Annual Meeting. As a stockholder of record as of the close of business on April 10, 2025, which is the record date fixed by the Board, you are invited to attend the virtual Annual Meeting and are urged to vote your shares on the proposals described in this proxy statement.

Why did I receive a Notice of Internet Availability of Proxy Materials?

We are providing access to our proxy materials, including this proxy statement and our Annual Report, over the internet. Accordingly, on or about April 23, 2025, we are mailing to our stockholders a Notice Regarding the Availability of Proxy Materials (the Notice). The Notice directs stockholders to a website where they can access our proxy materials, including our proxy statement and our Annual Report, and view instructions on how to vote online or by telephone. If you would prefer to receive a paper copy of our proxy materials, please follow the instructions included in the Notice. If you have previously elected to receive our proxy materials electronically, you will continue to receive access to these materials electronically unless you elect otherwise.

Who can vote at the Annual Meeting?

The Board set April 10, 2025, as the record date for the Annual Meeting. If you were a stockholder of record as of the close of business on the record date, you are entitled to vote (including by proxy) all of the shares that you held on the record date at the Annual Meeting and at any postponement or adjournment thereof. On the record date, we had 84,626,702 shares of Class A common stock outstanding (each of which entitles its holder to one vote per share) and 14,216,250 shares of Class B common stock outstanding (each of which entitles its holder to ten votes per share).

What Are the Proposals to be Voted on and What Are the Voting Standards?

Proposals		Board’s Recommendation	Voting Standard	Effect of Abstentions and Broker Non-Votes
1	Election of the two nominees named in this proxy statement as Class II directors	FOR EACH DIRECTOR NOMINEE	Plurality of the shares present in person or represented by proxy and entitled to vote thereon	Withheld and broker non-votes have no effect on the proposal
2	Ratification of the selection of Ernst & Young LLP as our independent registered public accounting firm	FOR	Majority of shares entitled to vote	Abstentions have the effect of a vote against the proposal. No broker non-votes are expected on the proposal.
3	Advisory vote to approve the compensation of our named executive officers for 2024	FOR	Majority of shares entitled to vote	Abstentions have the effect of a vote against the proposal. Broker non-votes have no effect on the proposal.
4	Advisory vote on the frequency of future advisory votes to approve the compensation of our named executive officers	ONE YEAR	Frequency that receives the greatest number of votes	Abstentions have the effect of not voting for any of the three frequency options. Broker non-votes have no effect on the proposal.

General Information About the Annual Meetingi

ng

How do I attend the Annual Meeting?

The Annual Meeting will be held virtually on Wednesday, June 4, 2025, at 2:00 p.m. Eastern Time. The Annual Meeting will be a virtual stockholder meeting, conducted via live audio webcast, through which you can submit questions and vote online. The Annual Meeting can be accessed by visiting www.virtualshareholdermeeting.com/CARG2025 and entering your 16-digit control number (included on the Notice mailed to you). Information on how to vote during the Annual Meeting is discussed below. We believe this format facilitates stockholder attendance and participation by enabling all stockholders to participate fully, and equally, using any internet-connected device from any location around the world at no cost.

Can I ask questions during the Annual Meeting?

Yes. Stockholders may submit questions during the Annual Meeting via the internet at www.virtualshareholdermeeting.com/CARG2025 after logging in with the 16-digit control number included on the Notice mailed to you. We will endeavor to answer as many questions pertinent to Annual Meeting matters as time permits, but we do not intend to address any questions that are not pertinent to Annual Meeting matters. Questions that are substantially similar may be grouped, summarized, and answered together to avoid repetition. We will not address questions that do not conform with the Annual Meeting Rules of Conduct. The Rules of Conduct may be found by accessing the Annual Meeting website at www.virtualshareholdermeeting.com/CARG2025.

If I am unable to attend the virtual Annual Meeting, can I listen to the Annual Meeting by telephone?

No. The Annual Meeting is only accessible via the live audio webcast at www.virtualshareholdermeeting.com/CARG2025. If you are unable to join the live audio webcast, a recording will be available on www.virtualshareholdermeeting.com within 24 hours after the Annual Meeting concludes.

How many votes do I have?

On each matter to be voted upon, you have one vote for each share of Class A common stock and ten votes for each share of Class B common stock you owned as of April 10, 2025. The Class A common stock and Class B common stock will vote together as a single class on all proposals described in this proxy statement.

What is the difference between a stockholder of record and a beneficial owner of shares held in street name?

•
Stockholders of Record: If you hold shares directly in your name with our transfer agent, Broadridge Financial Solutions, Inc. (Broadridge), you are considered the “stockholder of record” with respect to those shares.
•
Beneficial Owner of Shares Held in Street Name: If your shares are held in an account at a broker or other nominee, you are the beneficial owner of shares held in street name. The organization holding your account is considered the stockholder of record, and as a beneficial owner, you have the right to instruct that organization on how to vote the shares held in your account. Your broker or other nominee may, under certain circumstances, vote your shares if you do not timely return your proxy.

How do I vote?

If you are the stockholder of record, you may vote:

•
Over the Internet: You may submit a proxy over the internet at www.proxyvote.com 24 hours a day, 7 days a week. Use the 16-digit control number printed on your Notice to access your account and vote your shares. You must specify how you want your shares voted, otherwise your internet vote cannot be completed and you will receive an error message. You must submit your internet proxy before 11:59 p.m. Eastern Time on June 3, 2025, for your proxy to be valid and your vote to count.

General Information About the Annual Meetingi

ng

•
By Telephone: You may submit a proxy using a touch-tone telephone by calling 1-800-690-6903, 24 hours a day, 7 days a week. You must specify how you want your shares voted and confirm your vote at the end of the call, otherwise your telephone vote cannot be completed. You must submit your telephonic proxy before 11:59 p.m. Eastern Time on June 3, 2025, for your proxy to be valid and your vote to count.
•
By Mail: If you requested printed copies of the proxy materials, complete, date, and sign your enclosed proxy card and mail it in the enclosed postage prepaid envelope to Broadridge. Broadridge must receive the proxy card not later than June 3, 2025, for your proxy to be valid and your vote to count. If you mail in your proxy card but do not specify how you want your shares voted, they will be voted as recommended by the Board.
•
During the Annual Meeting via www.virtualshareholdermeeting.com/CARG2025: You may attend the Annual Meeting via the internet and vote during the Annual Meeting. Please have your Notice in hand when you access the website and then follow the instructions.

If you are a beneficial owner of shares held in street name, you may vote:

•
Over the Internet or by Telephone: You will receive instructions from your broker or other nominee if they permit internet or telephonic voting. You should follow those instructions.
•
By Mail: You will receive instructions from your broker or other nominee explaining how you can vote your shares by mail. You should follow those instructions.
•
During the Annual Meeting via www.virtualshareholdermeeting.com/CARG2025: You may contact your broker or other nominee who holds your shares to obtain a broker’s proxy. A broker’s proxy is not the form of proxy enclosed with this proxy statement. You will not be able to vote shares you hold in street name via the internet during the Annual Meeting unless you have a proxy from your broker or other nominee issued in your name giving you the right to vote your shares.

Can I change my vote or revoke my proxy?

If you are a stockholder of record, you may revoke your proxy and change your vote before or during the Annual Meeting by:

•
submitting a later-dated vote via the internet or by telephone – only your latest internet or telephone proxy received by 11:59 p.m. Eastern Time on June 3, 2025, will be counted;
•
signing and returning a new proxy card with a later date;
•
participating in the Annual Meeting live via the internet and voting your shares electronically at the Annual Meeting; or
•
delivering a written revocation to our Corporate Secretary at the address above to be received before the voting at the Annual Meeting.

If you are a beneficial owner of shares held in street name, you may submit new voting instructions by contacting your broker or other nominee. You may also vote online during the Annual Meeting if you obtain a broker’s proxy as described in the answer above.

What happens if I am a beneficial owner of shares held in street name and I do not give voting instructions?

If you are a beneficial owner of shares held in street name and do not provide your broker or other nominee with specific voting instructions, under stock exchange rules, your broker or other nominee may generally vote on routine matters but cannot vote on non-routine matters. Proposals 1, 2, and 4 are considered non-routine matters. Therefore, if you do not instruct your broker or other nominee on how to vote on Proposals 1, 2, and 4,

General Information About the Annual Meetingi

ng

your broker does not have the authority to vote on those proposals. This is generally referred to as a “broker non-vote.” Proposal 3 is considered a routine matter and therefore your broker or other nominee may vote your shares on this proposal according to your broker’s discretion.

We encourage you to provide voting instructions to your broker or other nominee. This ensures that your shares will be voted at the Annual Meeting according to your instructions. You should receive directions from your brokerage firm or other nominee about how to submit your voting instructions.

What if I return a proxy card or otherwise vote but do not make specific choices?

If you return a signed and dated proxy card or otherwise vote without marking voting selections, your shares will be voted, as applicable, “FOR” the election of the nominees for director as described in Proposal 1, “FOR” the ratification of the appointment of Ernst & Young as our independent registered public accounting firm for the year ending December 31, 2025, as described in Proposal 2, “FOR” the approval, on a non-binding advisory basis, of the compensation of our named executive officers for 2024 as described in Proposal 3, and for “ONE YEAR” as the preferred frequency for soliciting advisory stockholder approval of the compensation of our named executive officers as described in Proposal 4. If any other matter is properly presented at the Annual Meeting, the persons named in the accompanying proxy intend to vote your shares in accordance with their judgment on the matter.

How many shares must be present to hold the Annual Meeting?

Shares representing a majority of the votes applicable to all of our shares of common stock issued and outstanding and entitled to vote will constitute a quorum for the transaction of business at the Annual Meeting and any adjournments or postponements thereof. For purposes of determining whether a quorum exists, we count as present any shares that are voted over the internet, by telephone, or by completion and submission of a proxy or that are represented virtually at the Annual Meeting. Further, for purposes of establishing a quorum, we will count as present shares that a stockholder holds even if the stockholder votes to withhold or abstain or votes on only one of the proposals. In addition, broker non-votes will count as present in determining whether there is a quorum. If a quorum is not present, we expect to adjourn the Annual Meeting until we obtain a quorum.

Are there other matters to be voted on at the Annual Meeting?

We do not know of any matters that may come before the Annual Meeting other than the election of the two Class II directors, the ratification of the appointment of our independent registered public accounting firm, the non-binding advisory vote to approve the compensation of our named executive officers for 2024, and the non-binding advisory vote on the frequency for soliciting advisory stockholder approval of the compensation of our named executive officers. If any other matters are properly presented at the Annual Meeting, the persons named in the accompanying proxy will vote, and otherwise act, in accordance with their judgment on the matter.

Is my vote confidential?

Proxy instructions, ballots, and voting tabulations that identify individual stockholders are handled in a manner that protects your voting privacy. Your vote will not be disclosed either within CarGurus or to third parties, except as necessary to meet applicable legal requirements, to allow for the tabulation of votes and certification of the vote, or to facilitate a successful proxy solicitation.

What does it mean if I receive more than one Notice?

If you receive more than one Notice, your shares may be registered in more than one name or in different accounts. Please follow the voting instructions on each of the Notices to ensure that all of your shares are voted.

General Information About the Annual Meetingi

ng

What happens if the Annual Meeting is postponed or adjourned?

Your proxy may be voted at the postponed or adjourned meeting. You will still be able to change your proxy until it is voted.

Who will count the votes?

The votes will be counted, tabulated, and certified by Broadridge.

Where can I find the voting results?

Preliminary voting results will be announced at the Annual Meeting. Final voting results will be tallied by the inspector of election and published in a Current Report on Form 8-K to be filed with the SEC within four business days after the Annual Meeting.

What are the costs of soliciting these proxies?

We will bear all expenses of this solicitation, including the cost of preparing and mailing these proxy materials. Directors, officers, and employees of CarGurus may also solicit proxies in person or by other means of communication. Such directors, officers, and employees will not be additionally compensated but may be reimbursed for reasonable out-of-pocket expenses in connection with such solicitation. We may engage the services of a professional proxy solicitation firm to aid in the solicitation of proxies from certain brokers, bank nominees, and other institutional owners.

Whom may I contact if I have any additional questions?

If you hold your shares directly, please call the Company’s Legal Department at (617) 354-0068. If your shares are held in street name, please contact the telephone number provided on your voting instruction form or contact your broker or other nominee holder directly.

Whom do I contact if I experience technical difficulties trying to access or during the Annual Meeting?

If you have technical difficulties when accessing the Annual Meeting, there will be technicians available to assist you. If you encounter any technical difficulties accessing the virtual meeting during the Annual Meeting, please call the technical support number that will be posted on the Annual Meeting log-in page.

Additional Information

Certain Relationships and Related Party Transactions

Policies and Procedures for Related Person Transactions

The Board has adopted a written policy for the review of any transaction, arrangement, or relationship in which we are a participant, the amount involved exceeds $120,000, and one of our executive officers, directors, director nominees, or 5% stockholders (or their immediate family members), each of whom we refer to as a “related person,” has a direct or indirect material interest.

If a related person proposes to enter into such a transaction, arrangement, or relationship, which we refer to as a “related person transaction,” the related person must report the proposed related person transaction to our Corporate Secretary. The policy calls for the proposed related person transaction to be reviewed and, if deemed appropriate, approved by the Audit Committee. Whenever practicable, the reporting, review, and approval will occur prior to entry into the proposed related person transaction.

If advance review and approval by the Audit Committee is not practicable, the Chair of the Audit Committee will review and, if deemed appropriate, approve proposed related person transactions that arise between committee meetings, notifying the Audit Committee at its next meeting of such related person transactions. If we become aware that a related person transaction has not been approved under the policy, the Audit Committee will review, and, in its discretion, may ratify the related person transaction. The Audit Committee may approve or ratify the related person transaction if it determines that, under all of the circumstances, the related person transaction is in, or is not inconsistent with, our best interests. The Audit Committee may impose any conditions on the related person transaction that it deems appropriate. The policy also provides that any related person transactions that are ongoing in nature will be reviewed annually.

A related person transaction reviewed under the policy will be considered approved or ratified if it is authorized by the Audit Committee after full disclosure of the related person’s interest in the related person transaction. As appropriate for the circumstances, the Audit Committee will review and consider:

•
the related person’s interest in the related person transaction;
•
the approximate dollar value of the amount involved in the related person transaction;
•
whether the related person transaction would impair the independence of an otherwise independent director or nominee for director;
•
whether the related person transaction is undertaken in the ordinary course of our business;
•
whether the terms of the related person transaction are no less favorable to us than terms that could have been reached with an unrelated third party;
•
the purpose, timing, and the potential benefits to us of the related person transaction; and
•
any other information regarding the related person transaction or the related person in the context of the proposed related person transaction that would be material to investors in light of the circumstances of the particular transaction.

In addition to the transactions that are excluded by the instructions to the SEC’s related person transaction disclosure rule, the Board has determined that the following transaction, among others, does not create a material direct or indirect interest on behalf of related persons and, therefore, is not a related person transaction for purposes of our policy: interests arising solely from the related person’s position as an employee (other than an executive officer) or director of another entity that is a participant in the transaction, when (a) the related person and all other related persons own in the aggregate less than a 10% equity interest in such

Additional Information

entity and (b) the amount involved in the related person transaction equals less than the greater of $1.0 million or 2% of the annual total annual revenue of the other entity that is a party to the related person transaction.

Related Person Transactions

We have entered into indemnification agreements with all of our directors and executive officers. These agreements, among other things, require us to indemnify these individuals for certain expenses (including attorneys’ fees), judgments, fines, and settlement amounts reasonably incurred by such person in any action or proceeding, including any action by or in our right, on account of any services undertaken by such person on behalf of the Company or that person’s status as a member of the Board to the maximum extent allowed under the Delaware General Corporation Law.

Other than the indemnification agreements disclosed in the preceding paragraph, we had no related person transactions in 2024 and no related person transactions are currently proposed.

Equity Compensation Plan Information

The following table provides information as of December 31, 2024, with respect to the shares of our Class A common stock that may be issued under our existing equity compensation plans:

	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights	Weighted Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a))
Plan Category	(a)	(b)(1)	(c)
Equity compensation plans approved by stockholders	5,633,227(2)	$32.73	8,582,014(3)
Equity compensation plans not approved by stockholders	—	—	—
Total	5,633,227(2)	$32.73	8,582,014(3)

(1)
The weighted average exercise price excludes RSU awards, which have no exercise price.
(2)
Consists of options to purchase a total of 397,049 shares of our Class A common stock and 5,236,178 shares of our Class A common stock subject to outstanding RSU awards granted under our 2017 Plan, Amended and Restated 2015 Equity Incentive Plan, or 2006 Plan.
(3)
Unless determined otherwise by the Compensation Committee, the number of shares of our Class A common stock reserved for issuance under our 2017 Plan will automatically increase on the first trading day in January of each year by the lesser of (i) 6.0 million shares or (ii) 4.0% of the total number of shares of our Class A common stock outstanding on December 31 of the preceding calendar year, or a lesser number of shares determined by the Board (the Evergreen Increase). The Compensation Committee determined to not effectuate the Evergreen Increase that was otherwise scheduled to have occurred on January 2, 2025.

Additional Information

Miscellaneous

Stockholder Proposals for 2026 Annual Meeting

Requirements for stockholder proposals to be considered for inclusion in our proxy materials

Stockholders may present proper proposals for inclusion in our proxy statement and for consideration at our next annual meeting of stockholders by submitting their proposals in writing to our Corporate Secretary at our principal executive offices in a timely manner. In order to be included in the proxy statement for the 2026 annual meeting of stockholders, stockholder proposals must be submitted in writing and received by our Corporate Secretary no later than December 24, 2025, and must otherwise comply with the requirements of Rule 14a-8 of the Exchange Act.

Requirements for stockholder proposals and nominations to be brought before an annual meeting

In addition, our Third Amended and Restated By-laws (the By-laws) establish an advance notice procedure for stockholders who wish to present certain matters before an annual meeting of stockholders or nominate any person or persons for election to the Board. In general, to be properly brought before an annual meeting, nominations for the election of directors or other such business must be: (1) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board (or any committee thereof), (2) otherwise properly brought before the meeting by or at the direction of the Board (or any committee thereof), or (3) otherwise properly brought before the meeting by a stockholder who is a stockholder of record or beneficial owner of shares of our capital stock at the time such notice of meeting is delivered, who is entitled to vote at the meeting, and who complies with the other notice procedures set forth in our By-laws. Written notice must be delivered to our Corporate Secretary no later than the deadlines for notice discussed below and must contain specified information concerning the nominees and the stockholder proposing such nominations, including, as applicable, the information required by Rule 14a-19 under the Exchange Act, and specified information regarding any other proposals as set forth in Section 2.12 of our By-laws. A copy of the full text of the provisions of our By-laws discussed above may be obtained free of charge by requesting it in writing from our Corporate Secretary.

To be timely, notice must be delivered to or mailed and received by our Corporate Secretary at our principal executive offices: (x) not later than the close of business on the 90th calendar day, nor earlier than the close of business on the 120th calendar day, in advance of the anniversary of the previous year’s annual meeting if such meeting is to be held on a day which is not more than 30 calendar days in advance of the anniversary of the previous year’s annual meeting or not later than 60 calendar days after the anniversary of the previous year’s annual meeting; and (y) with respect to any other annual meeting of stockholders, the close of business on the 10th calendar day following the date of public disclosure of the date of such meeting. As a result, the period for submitting proposals or nominations for the 2026 annual meeting of stockholders is between February 5, 2026, and March 5, 2026.

If a stockholder who has notified us of an intention to present a proposal at an annual meeting does not attend the meeting to present the proposal at such meeting, we need not present the proposal for vote at such meeting.

Householding of Proxy Materials

The SEC has adopted rules that permit companies and intermediaries, such as brokers or other nominees, to satisfy delivery requirements for annual reports and proxy statements with respect to two or more stockholders sharing the same address by delivering a single annual report and/or proxy statement addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially provides extra convenience for stockholders and cost savings for companies. We and some brokers or other nominees’ household annual reports and proxy materials, delivering a single annual report and/or proxy statement to

Additional Information

multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders.

Once you have received notice from your broker, other nominee, or us that they or we will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. You may request to receive at any time, and we will then promptly deliver, a copy of our annual report or proxy statement, by sending a written request to us at: CarGurus, Inc., Attn: Investor Relations, 1001 Boylston Street, 16th Floor, Boston, Massachusetts 02115 or calling us at: (617) 354-0068.

If, at any time, (1) you no longer wish to participate in householding and would prefer to receive a separate annual report and/or proxy statement in the future or (2) you and another stockholder sharing the same address wish to participate in householding and prefer to receive a single copy of our annual report and/or proxy statement, please notify your broker or other nominee if your shares are held in a brokerage account or us if you hold registered shares. You can notify us by sending a written request to us at: CarGurus, Inc., Attn: Investor Relations, 1001 Boylston Street, 16th Floor, Boston, Massachusetts 02115 or calling us at: (617) 354-0068.

Miscellaneous

Your vote is important. Whether or not you plan to attend the Annual Meeting, we hope you will vote in advance so that your vote will be counted if you later decide not to attend the Annual Meeting.

As of the date of this proxy statement, we know of no matter not specifically referred to above as to which any action is expected to be taken at the Annual Meeting. The persons named as proxies will vote the proxies, insofar as they are not otherwise instructed, regarding such other matters and the transaction of such other business as may be properly brought before the Annual Meeting, as they determine to be in the best interest of the Company and our stockholders.

Appendix A

Key Business Metrics

We regularly review a number of metrics, including the key metrics listed below, to evaluate our business, measure our performance, identify trends affecting our business, formulate financial projections, and make operating and strategic decisions. We believe it is important to evaluate these metrics, as applicable, for the U.S. and International geographic regions. The International region derives revenue from marketplace revenue from customers outside of the U.S. International markets perform differently from the U.S. market due to a variety of factors, including our operating history in each market, our rate of investment, market size, market maturity, competition, and other dynamics unique to each country.

Historically, we have used data from Google Universal Analytics (Google Analytics) to measure two of our key business metrics: monthly unique users and monthly sessions. Effective July 1, 2024, Google Analytics 4 (GA4) replaced Google Analytics. The methodologies used in GA4 are different and not comparable to the methodologies used in Google Analytics. As discussed below, we also make certain adjustments to the GA4 data in order to improve the accuracy of the reported monthly unique users and monthly sessions. Due to the change in methodology, we are unable to provide comparable monthly unique user and monthly session information for prior periods, including any periods prior to June 30, 2024.

Monthly Unique Users

For each of our websites (excluding the CarOffer website), we define a monthly unique user as an individual who has visited any such website and taken a Visitor Action (as defined below) within a calendar month, based on data as measured by GA4. We calculate average monthly unique users as the sum of the monthly unique users of each of our websites in a defined period, divided by the number of months in that period. Effective July 1, 2024, we count a unique user the first time a computer or mobile device with a unique device identifier accesses any of our websites or application during a calendar month and takes an action on such website or in such application, such as performing a search, visiting vehicle detail pages, and connecting with a dealer, which we refer to as a Visitor Action. If an individual accesses a website or application using a different device within a given month, the first Visitor Action taken by each such device is counted as a separate unique user. If an individual uses multiple browsers on a single device and/or clears their cookies and returns to our website or application and takes a Visitor Action within a calendar month, each such Visitor Action is counted as a separate unique user. We eliminate any duplicate unique users that may arise when users visit a webview within our native application. We view our average monthly unique users as a key indicator of the quality of our user experience, the effectiveness of our advertising and traffic acquisition, and the strength of our brand awareness. Measuring unique users is important to us and we believe it provides useful information to our investors because our marketplace revenue depends, in part, on our ability to provide dealers with connections to our users and exposure to our marketplace audience. We define connections as interactions between consumers and dealers on our marketplace through phone calls, email, managed text and chat, and clicks to access the dealer’s website or map directions to the dealership.

Monthly Sessions

We define monthly sessions as the number of distinct visits to our websites (excluding the CarOffer website) that include a Visitor Action that take place each month within a given time frame, as measured and defined by GA4. We calculate average monthly sessions as the sum of the monthly sessions in a defined period, divided by the number of months in that period. Effective July 1, 2024, a session is defined as beginning with the first Visitor Action from a computer or mobile device and ending at the earliest of when a user closes their browser window or after 30 minutes of inactivity. We eliminate any duplicate monthly sessions that may arise when users visit a webview within our native application. We believe that measuring the volume of sessions in a time period, when considered in conjunction with the number of unique users in that time period, is an important indicator to us of consumer satisfaction and engagement with our marketplace, and we believe it provides useful information to

A-1

Appendix A

our investors because the more satisfied and engaged consumers we have, the more valuable our service is to dealers.

Number of Paying Dealers

We define a paying dealer as a dealer account with an active, paid marketplace subscription at the end of a defined period. The number of paying dealers we have is important to us and we believe it provides valuable information to investors because it is indicative of the value proposition of our marketplace products, as well as our sales and marketing success and opportunity, including our ability to retain paying dealers and develop new dealer relationships.

Quarterly Average Revenue per Subscribing Dealer (QARSD)

We define QARSD, which is measured at the end of a fiscal quarter, as the marketplace revenue primarily from subscriptions to our Listings packages and RPM, our digital advertising suite, and other digital add-on products during that trailing quarter divided by the average number of paying dealers in that marketplace during the quarter. We calculate the average number of paying dealers for a period by adding the number of paying dealers at the end of such period and the end of the prior period and dividing by two. This information is important to us, and we believe it provides useful information to investors, because we believe that our ability to grow QARSD is an indicator of the value proposition of our products and the ROI that our paying dealers realize from our products. In addition, increases in QARSD, which we believe reflect the value of exposure to our engaged audience in relation to subscription cost, are driven in part by our ability to grow the volume of connections to our users and the quality of those connections, which result in increased opportunity to upsell package levels and cross-sell additional products to our paying dealers.

Transactions

We define Transactions within the Digital Wholesale segment as the number of vehicles processed from car dealers, consumers, and other marketplaces through the CarOffer website within the defined period. Transactions consists of each unique vehicle (based on vehicle identification number) that reaches “sold and invoiced” status on the CarOffer website within the defined period, including vehicles sold to car dealers, vehicles sold at third-party auctions, vehicles ultimately sold to a different buyer, and vehicles that are returned to their owners without completion of a sale transaction. We exclude vehicles processed within CarOffer’s intra-group trading solution (Group Trade) from the definition of Transactions, and we only count any unique vehicle once even if it reaches sold status multiple times. The Digital Wholesale segment includes Dealer-to-Dealer transactions and Instant Max Cash Offer transactions. We view Transactions as a key business metric and we believe it provides useful information to investors because it provides insight into growth and revenue for the Digital Wholesale segment. Transactions drive a significant portion of Digital Wholesale segment revenue.

A-2

CarGurus®

CARGURUS, INC.
C/O BROADRIDGE
P.O. BOX 1342
BRENTWOOD, NY 11717

SCAN TO VIEW MATERIALS & VOTE

VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode above
Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 P.M. ET on 06/03/2025. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/CARG2025**
You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 P.M. ET on 06/03/2025. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

DETACH AND RETURN THIS PORTION ONLY

The Board of Directors recommends you vote FOR the following director nominees:

	For All	Withhold All	For All Except
	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

1. To elect two Class II directors to hold office until the 2028 Annual Meeting of Stockholders.

Nominees

01) Steven Conine 02) Stephen Kaufer

The Board of Directors recommends you vote FOR proposals 2 and 3.

The Board of Directors recommends you vote 1 YEAR on the following proposal:

	1 year	2 years	3 years	Abstain
4. To approve, on a non-binding advisory basis, the frequency with which to hold future advisory votes on the compensation of the Company's named executive officers.	☐	☐	☐	☐

NOTE: To conduct any other business properly brought before the Annual Meeting.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

0000672647_1 R1.0.0.2

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Annual Report and Notice and Proxy Statement are available at www.proxyvote.com

CARGURUS, INC.
Annual Meeting of Stockholders
June 4, 2025 2:00 P.M. ET
This proxy is solicited by the Board of Directors

The undersigned hereby appoints Jason Trevisan and Javier Zamora, and each or either of them, as the true and lawful attorneys of the undersigned, with full power of substitution and revocation, and authorizes them, and each of them, to vote all the shares of common stock of CarGurus, Inc. which the undersigned is entitled to vote at the Annual Meeting of Stockholders to be held virtually at 2:00 P.M. ET on Wednesday, June 4, 2025, conducted via live audio webcast at www.virtualshareholdermeeting.com/CARG2025, and any adjournment thereof upon the matters specified and upon such other matters as may be properly brought before the meeting or any adjournment thereof, conferring authority upon such true and lawful attorneys to vote in their discretion on such other matters as may properly come before the meeting and revoking any proxy heretofore given.

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, SHARES WILL BE VOTED FOR THE ELECTION OF THE DIRECTORS IN ITEM 1, FOR THE PROPOSAL IN ITEM 2, FOR THE PROPOSAL IN ITEM 3 AND FOR THE OPTION OF "ONE YEAR" IN ITEM 4. THE PROXIES WILL VOTE IN THEIR DISCRETION ON ANY OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING AND ANY ADJOURNMENT THEREOF.

Continued and to be signed on reverse side

0000672647_2 R1.0.0.2

1001 Boylston Street, 16th Floor, Boston, Massachusetts 02115
© 2025 CarGurus, Inc.